
The Boardwalk Amenities Center
San Diego, CA

Earnings Release and Supplemental Report

First Quarter 2022

Healthpeak PROPERTIES



Hayden Research Campus
Lexington, MA

TABLE OF
Contents

Healthpeak Properties Reports First Quarter 2022 Results

DENVER, May 3, 2022 - Healthpeak Properties, Inc. (NYSE: PEAK) today announced results for the first quarter ended March 31, 2022.

FIRST QUARTER 2022 FINANCIAL PERFORMANCE AND RECENT HIGHLIGHTS

- Net income of $0.13 per share, Nareit FFO of $0.45 per share, FFO as Adjusted of $0.43 per share, and blended Total Same-Store Portfolio Cash (Adjusted) NOI growth of 5.6%
  - Life Science and MOB Same-Store Portfolio Cash (Adjusted) NOI growth of 5.2% and 3.6%, respectively
  - Total pro forma Same-Store Portfolio Cash (Adjusted) NOI growth of 3.2% excluding government grants received under the CARES Act at our CCRC properties
- Life science development:
  - Placed 263,000 square feet of 100% leased Class A life science developments in service during the first quarter, representing $262 million of total investment
  - Active life science developments 71% pre-leased as of March 31, 2022 with significant active tenant interest in remaining availability
- Placed in service three on-campus HCA medical office development projects representing 237,000 square feet and $68 million of investment at completion; the properties were 61% leased as of March 31, 2022
- Acquired two medical office buildings on the campus of an HCA hospital in the Houston MSA for $43 million
- Net debt to adjusted EBITDAre and liquidity were 5.1x and $2.1 billion, respectively, as of March 31, 2022
- Kathy Sandstrom appointed independent Vice Chair of the Board of Directors
- The Board of Directors declared a quarterly common stock cash dividend of $0.30 per share to be paid on May 20, 2022, to stockholders of record as of the close of business on May 9, 2022
- Recent ESG accomplishments include:
  - Named to *Fortune*'s inaugural Modern Board 25 list, recognizing the 25 most innovative boards of directors among S&P 500 companies based on corporate governance criteria such as director expertise, independence, diversity and tenure, as well as ESG scoring
  - Received a Supplier Engagement Rating of "A-" from CDP for the third consecutive year for our leading performance in ESG governance, environmental targets, greenhouse gas emissions disclosure and supplier engagement
  - Recognized by the Women's Leadership Foundation of Colorado for having a gender-balanced Board

FIRST QUARTER COMPARISON

	Three Months Ended March 31, 2022		Three Months Ended March 31, 2021	
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share
Net income, diluted	$ 69,637	$ 0.13	$ 143,337	$ 0.27
Nareit FFO, diluted	245,783	0.45	40,233	0.07
FFO as Adjusted, diluted	237,186	0.43	217,331	0.40
AFFO, diluted	203,682		186,135	

Nareit FFO, FFO as Adjusted, AFFO, Same-Store Cash (Adjusted) NOI and Net Debt to Adjusted EBITDAre are supplemental non-GAAP financial measures that we believe are useful in evaluating the operating performance and financial position of real estate investment trusts (see the "Funds From Operations" and "Adjusted Funds From Operations" sections of this release for additional information). See "March 31, 2022 Discussion and Reconciliation of Non-GAAP Financial Measures" for definitions, discussions of their uses and inherent limitations, and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP in the Investor Relations section of our website at http://ir.healthpeak.com/quarterly-results.

SAME-STORE ("SS") OPERATING SUMMARY

The table below outlines the year-over-year three-month SS Cash (Adjusted) NOI growth on an actual and pro forma basis. The Pro Forma table reflects the results excluding government grants under the CARES Act for our CCRC portfolio.

Actual

Year-Over-Year Total SS Portfolio Cash (Adjusted) NOI Growth

	Three Month	
	SS Growth %	**% of SS**
Life science	5.2%	48.1%
Medical office	3.6%	38.7%
CCRC	13.7%	13.2%
Total Portfolio	**5.6%**	**100.0%**

Pro Forma (excluding CARES)

Year-Over-Year Total SS Portfolio Cash (Adjusted) NOI Growth

	Three Month	
	SS Growth %	**% of SS**
Life science	5.2%	49.5%
Medical office	3.6%	39.8%
CCRC	(6.0%)	10.7%
Total Portfolio	**3.2%**	**100.0%**

ACQUISITIONS

HOUSTON ON-CAMPUS MEDICAL OFFICE PORTFOLIO

In March 2022, Healthpeak closed on two medical office buildings totaling 95,000 square feet, including a 43,000 square foot LEED Platinum certified building, for $43 million. The portfolio is 97% leased to a diverse mix of life science and clinical specialties with a weighted average remaining lease term of approximately 7.5 years. The properties are located in the Webster submarket of Houston on the campus of HCA's recently expanded 595-bed Clear Lake Hospital, the leading hospital in the submarket.

PREVIOUSLY DISCLOSED FIRST QUARTER 2022 ACQUISITIONS

VISTA SORRENTO ASSEMBLAGE, SORRENTO MESA

As previously announced, in January 2022, Healthpeak closed on a five acre parcel in an off-market acquisition in the Sorrento Mesa submarket of San Diego for $24 million.

Following near-term expirations of the in-place leases, Healthpeak intends to commence construction of a new Class A life science development. The Vista Sorrento assemblage is located in close proximity to two existing Healthpeak life science campuses.

CAMBRIDGE (ALEWIFE) UPDATE

In January 2022, Healthpeak closed on the previously announced acquisition of 67 Smith Place in the Alewife submarket of Cambridge for $72 million.

DEVELOPMENT UPDATES

THE BOARDWALK

During the first quarter, Healthpeak placed 118,000 square feet, representing $130 million of investment, in service at The Boardwalk, located in the Torrey Pines submarket of San Diego. The remaining 74,000 square feet that has not yet been placed in service is expected to commence in the second quarter of 2022. The $182 million Class A development is targeting LEED Gold certification and encompasses 192,000 square feet across 3 buildings and is 100% leased.

THE SHORE AT SIERRA POINT

During the first quarter, Healthpeak placed in service a combined 145,000 square feet, representing $132 million of investment, across Phases II and III of The Shore at Sierra Point located in Brisbane, California. The remaining 196,000 square feet in Phase II that has not yet been placed in service is 100% leased with a total expected development cost of $222 million.

HCA MOB DEVELOPMENT COMPLETIONS

During the first quarter, Healthpeak placed in service three on-campus HCA-anchored medical office development projects in the high-growth markets of Houston, Texas and Jacksonville and Miami, Florida. Combined, the three buildings encompass 237,000 square feet, represent a total investment at completion of $68 million and were 61% leased as of March 31, 2022.

BALANCE SHEET

Net debt to adjusted EBITDAre and liquidity were 5.1x and $2.1 billion, respectively, as of March 31, 2022, including net proceeds from the future settlement of shares sold under equity forward contracts during the third quarter of 2021.

BOARD LEADERSHIP UPDATES – KATHY SANDSTROM TO SERVE AS VICE CHAIR OF THE BOARD

In connection with the Board of Directors' annual review of its overall composition and leadership, Kathy Sandstrom was appointed as independent Vice Chair. The Board also appointed Ms. Sandstrom as Chair of the Nominating and Corporate Governance Committee.

In Ms. Sandstrom's new role as Vice Chair, she will lend her significant institutional real estate investment experience to Brian Cartwright, Tom Herzog and other directors to help guide Healthpeak in advancing its strategic growth initiatives and development platform. As Chair of the Nominating and Corporate Governance Committee, Ms. Sandstrom will assist the Board in planning for future Board leadership roles and succession, as well as refreshment in the ordinary course.

Brian Cartwright will continue to serve as independent Chairman of the Board.

ABOUT KATHY SANDSTROM

Ms. Sandstrom has more than 20 years of real estate finance and investment experience. She served as Senior Managing Director and global head of Heitman LLC's Public Real Estate Securities business from 2013 to 2018, and was a member of the firm's Global Management Committee, the Board of Managers and the Allocation Committee. Prior to joining Heitman in 1996, Ms. Sandstrom held several senior leadership positions across multiple facets of the institutional real estate investment industry. She has served on Healthpeak's Board since 2018, and is a member of the board of directors of EastGroup Properties, Inc., an NYSE-listed REIT. Ms. Sandstrom is also a certified public accountant.

DIVIDEND

On April 28, 2022, Healthpeak announced that its Board declared a quarterly common stock cash dividend of $0.30 per share to be paid on May 20, 2022, to stockholders of record as of the close of business on May 9, 2022.

2022 GUIDANCE

We are reaffirming the following guidance ranges for full year 2022:

- Diluted earnings per common share of $0.58 – $0.64
- Diluted Nareit FFO per share of $1.70 – $1.76
- Diluted FFO as Adjusted per share of $1.68 – $1.74
- Total Portfolio Same-Store Cash (Adjusted) NOI growth of 3.25% – 4.75%

These estimates do not reflect the potential impact from unannounced future transactions. These estimates are based on our view of existing market conditions, transaction timing and other assumptions for the year ending December 31, 2022. For additional details and assumptions underlying this guidance, please see page 35 in our corresponding Supplemental Report and the Discussion and Reconciliation of Non-GAAP Financial Measures, both of which are available in the Investor Relations section of our website at http://ir.healthpeak.com.

COMPANY INFORMATION

Healthpeak has scheduled a conference call and webcast for Wednesday, May 4, 2022, at 9:00 a.m. Mountain Time (11:00 a.m. Eastern Time) to review its financial and operating results for the first quarter ended March 31, 2022. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (international). The conference ID number is 10165073. You may also access the conference call via webcast in the Investor Relations section of our website at http://ir.healthpeak.com. An archive of the webcast will be available on Healthpeak's website through May 4, 2023, and a telephonic replay can be accessed through May 18, 2022, by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (international) and entering conference ID number 4992902. Our Supplemental Report for the current period is also available, with this earnings release, in the Investor Relations section of our website.

ABOUT HEALTHPEAK

Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns and develops high-quality real estate in the three private-pay healthcare asset classes of Life Science, Medical Office and CCRC. At Healthpeak, we pair our deep understanding of the healthcare real estate market with a strong vision for long-term growth. For more information regarding Healthpeak, visit www.healthpeak.com.

FORWARD-LOOKING STATEMENTS

Statements contained in this release that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "target," "forecast," "plan," "potential," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, densifications, joint venture transactions, leasing activity and commitments, capital recycling plans, financing activities, or other transactions discussed in this release; (ii) the payment of a quarterly cash dividend; and (iii) the information presented under the heading "2022 Guidance." Pending acquisitions, dispositions, and leasing activity, including those subject to binding agreements, remain subject to closing conditions and may not be completed within the anticipated timeframes or at all. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: the Covid pandemic and health and safety measures intended to reduce its spread, the availability, effectiveness and public usage and acceptance of vaccines, and how quickly and to what extent normal economic and operating conditions can resume within the markets in which we operate; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and manage their expenses in order to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; increased competition, operating costs and market changes affecting our tenants, operators and borrowers; the financial condition of our tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings; our concentration of real estate investments in the healthcare property sector, which makes us more vulnerable to a downturn in a specific sector than if we invested in multiple industries and exposes us to the risks inherent in illiquid investments; our ability to identify and secure replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; our property development, redevelopment and tenant improvement activity risks, including project abandonments, project delays and lower profits than expected; changes within the life science industry; high levels of regulation, funding requirements, expense and uncertainty faced by our life science tenants; the ability of the hospitals on whose campuses our MOBs are located and their affiliated healthcare systems to remain competitive or financially viable; our ability to maintain or expand our hospital and health system client relationships; operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures; economic and other conditions that negatively affect geographic areas from which we recognize a greater percentage of our revenue; uninsured or underinsured losses, which could result in significant losses and/or performance declines by us or our tenants and operators; our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners' financial condition and continued cooperation; our use of fixed rent escalators, contingent rent provisions and/or rent escalators based on the Consumer Price Index; competition for suitable healthcare properties to grow our investment portfolio; our ability to foreclose on collateral securing our real estate-related loans; our ability to make material acquisitions and successfully integrate them; the potential impact on us and our tenants, operators and borrowers from litigation matters, including rising liability and insurance costs; an increase in our borrowing costs, including due to higher interest rates; the availability of external capital on acceptable terms or at all, including due to rising interest rates, changes in our credit ratings and the value of our common stock, volatility or uncertainty in the capital markets, and other factors; cash available for distribution to stockholders and our ability to make dividend distributions at expected levels; our ability to manage our indebtedness level and covenants in and changes to the terms of such indebtedness; changes in global, national and local economic and other conditions; laws or regulations prohibiting eviction of our tenants; the failure of our tenants, operators and borrowers to comply with federal, state and local laws and regulations, including resident health and safety requirements, as well as licensure, certification and inspection requirements; required regulatory approvals to transfer our senior housing properties; compliance with the Americans with Disabilities Act and fire, safety and other regulations; the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid; legislation to address federal government operations and administration decisions affecting the Centers for Medicare and Medicaid Services; our participation in the CARES Act Provider Relief Fund and other Covid-related stimulus and relief programs; provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders; environmental compliance costs and liabilities associated with our real estate investments; our ability to maintain our qualification as a real estate investment trust ("REIT"); changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions; calculating non-REIT tax earnings and profits distributions; ownership limits in our charter that restrict ownership in our stock; the loss or limited availability of our key personnel; our reliance on information technology systems and the potential impact of system failures, disruptions or breaches; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.

CONTACT

Andrew Johns, CFA
Senior Vice President – Investor Relations
720-428-5400

Healthpeak Properties, Inc.

Consolidated Balance Sheets

In thousands, except share and per share data

	March 31, 2022	December 31, 2021
Assets		
Real estate:		
Buildings and improvements	$ 12,368,124	$ 12,025,271
Development costs and construction in progress	739,451	877,423
Land	2,706,909	2,603,964
Accumulated depreciation and amortization	(2,975,337)	(2,839,229)
Net real estate	12,839,147	12,667,429
Net investment in direct financing leases	—	44,706
Loans receivable, net of reserves of $1,944 and $1,813	409,753	415,811
Investments in and advances to unconsolidated joint ventures	403,159	403,634
Accounts receivable, net of allowance of $2,068 and $1,870	54,106	48,691
Cash and cash equivalents	89,066	158,287
Restricted cash	52,103	53,454
Intangible assets, net	497,104	519,760
Assets held for sale and discontinued operations, net	33,812	37,190
Right-of-use asset, net	232,457	233,942
Other assets, net	676,543	674,615
Total assets	**$ 15,287,250**	**$ 15,257,519**
Liabilities and Equity		
Bank line of credit and commercial paper	$ 1,330,813	$ 1,165,975
Senior unsecured notes	4,654,056	4,651,933
Mortgage debt	350,713	352,081
Intangible liabilities, net	175,355	177,232
Liabilities related to assets held for sale and discontinued operations, net	14,318	15,056
Lease liability	203,988	204,547
Accounts payable, accrued liabilities, and other liabilities	695,373	755,384
Deferred revenue	817,022	789,207
Total liabilities	**8,241,638**	**8,111,415**
Commitments and contingencies		
Redeemable noncontrolling interests	97,890	87,344
Common stock, $1.00 par value: 750,000,000 shares authorized; 539,523,537 and 539,096,879 shares issued and outstanding	539,524	539,097
Additional paid-in capital	10,084,687	10,100,294
Cumulative dividends in excess of earnings	(4,212,941)	(4,120,774)
Accumulated other comprehensive income (loss)	(3,047)	(3,147)
Total stockholders' equity	6,408,223	6,515,470
Joint venture partners	338,443	342,234
Non-managing member unitholders	201,056	201,056
Total noncontrolling interests	539,499	543,290
Total equity	**6,947,722**	**7,058,760**
Total liabilities and equity	**$ 15,287,250**	**$ 15,257,519**

Healthpeak Properties, Inc.

Consolidated Statements of Operations

In thousands, except per share data

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Revenues:		
Rental and related revenues	$ 370,150	$ 327,972
Resident fees and services	121,560	116,128
Income from direct financing leases	1,168	2,163
Interest income	5,494	9,013
Total revenues	498,372	455,276
Costs and expenses:		
Interest expense	37,586	46,843
Depreciation and amortization	177,733	157,538
Operating	207,247	181,761
General and administrative	23,831	24,902
Transaction costs	296	798
Impairments and loan loss reserves (recoveries), net	132	3,242
Total costs and expenses	446,825	415,084
Other income (expense):		
Gain (loss) on sales of real estate, net	3,856	—
Gain (loss) on debt extinguishments	—	(164,292)
Other income (expense), net	18,316	2,200
Total other income (expense), net	22,172	(162,092)
Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	**73,719**	**(121,900)**
Income tax benefit (expense)	(777)	(8)
Equity income (loss) from unconsolidated joint ventures	2,084	1,323
Income (loss) from continuing operations	**75,026**	**(120,585)**
Income (loss) from discontinued operations	**317**	**270,008**
Net income (loss)	**75,343**	**149,423**
Noncontrolling interests' share in continuing operations	(3,730)	(3,306)
Noncontrolling interests' share in discontinued operations	—	(329)
Net income (loss) attributable to Healthpeak Properties, Inc.	**71,613**	**145,788**
Participating securities' share in earnings	(1,976)	(2,451)
Net income (loss) applicable to common shares	**$ 69,637**	**$ 143,337**
Basic earnings (loss) per common share:		
Continuing operations	$ 0.13	$ (0.23)
Discontinued operations	0.00	0.50
Net income (loss) applicable to common shares	**$ 0.13**	**$ 0.27**
Diluted earnings (loss) per common share:		
Continuing operations	$ 0.13	$ (0.23)
Discontinued operations	0.00	0.50
Net income (loss) applicable to common shares	**$ 0.13**	**$ 0.27**
Weighted average shares outstanding:		
Basic	539,352	538,679
Diluted	539,586	538,679

Healthpeak Properties, Inc.

Funds From Operations

In thousands, except per share data

		Three Months Ended March 31,		
		2022		2021
Net income (loss) applicable to common shares	**$**	**69,637**	**$**	**143,337**
Real estate related depreciation and amortization		177,733		157,538
Healthpeak's share of real estate related depreciation and amortization from unconsolidated joint ventures		5,135		4,453
Noncontrolling interests' share of real estate related depreciation and amortization		(4,840)		(4,881)
Loss (gain) on sales of depreciable real estate, net[(1)]		(3,785)		(259,662)
Healthpeak's share of loss (gain) on sales of depreciable real estate, net, from unconsolidated joint ventures		(279)		—
Noncontrolling interests' share of gain (loss) on sales of depreciable real estate, net		12		—
Loss (gain) upon change of control, net		—		(1,042)
Taxes associated with real estate dispositions		(182)		490
Nareit FFO applicable to common shares		243,431		40,233
Distributions on dilutive convertible units and other		2,352		—
Diluted Nareit FFO applicable to common shares	**$**	**245,783**	**$**	**40,233**
Diluted Nareit FFO per common share	**$**	**0.45**	**$**	**0.07**
Weighted average shares outstanding - diluted Nareit FFO		546,903		539,016
Impact of adjustments to Nareit FFO:				
Transaction-related items	$	296	$	4,113
Other impairments (recoveries) and other losses (gains), net[(2)]		(8,909)		3,242
Restructuring and severance related charges		—		2,463
Loss (gain) on debt extinguishments		—		164,292
Casualty-related charges (recoveries), net		—		1,048
Total adjustments		(8,613)		175,158
FFO as Adjusted applicable to common shares		234,818		215,391
Distributions on dilutive convertible units and other		2,368		1,940
Diluted FFO as Adjusted applicable to common shares	**$**	**237,186**	**$**	**217,331**
Diluted FFO as Adjusted per common share	**$**	**0.43**	**$**	**0.40**
Weighted average shares outstanding - diluted FFO as Adjusted		546,903		546,342

(1) This amount can be reconciled by combining the balances from the corresponding line of the Consolidated Statements of Operations of this Earnings Release and Supplemental Report and the detailed financial information in the Discontinued Operations Reconciliation section included in the corresponding Discussion and Reconciliation of Non-GAAP Financial Measures, which is available in the Investor Relations section of our website at http://ir.healthpeak.com/.

(2) The three months ended March 31, 2022 includes the following, which are included in other income (expense), net in the Consolidated Statements of Operations: (i) a $23 million gain on sale of a hospital that was in a direct financing lease and (ii) $14 million of expenses incurred for tenant relocation and other costs associated with a planned MOB demolition. The remaining activity for the three months ended March 31, 2022 and 2021 includes reserves for loan losses recognized in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations.

Healthpeak Properties, Inc.

Adjusted Funds From Operations
In thousands

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
FFO as Adjusted applicable to common shares	$ 234,818	$ 215,391
Amortization of stock-based compensation	4,721	4,364
Amortization of deferred financing costs	2,689	2,213
Straight-line rents	(11,158)	(9,135)
AFFO capital expenditures	(22,839)	(20,710)
Deferred income taxes	261	(1,723)
Other AFFO adjustments	(6,459)	(5,602)
AFFO applicable to common shares	202,033	184,798
Distributions on dilutive convertible units and other	1,649	1,337
Diluted AFFO applicable to common shares	**$ 203,682**	**$ 186,135**
Weighted average shares outstanding - diluted AFFO	545,078	544,517

Overview(1)(2)

As of and for the quarter ended March 31, 2022, dollars, square feet, and shares in thousands, except per share data

	1Q22
Financial Metrics	
Diluted earnings per common share	$0.13
Diluted Nareit FFO per common share	$0.45
Diluted FFO as Adjusted per common share	$0.43
Dividends per common share	$0.30
Portfolio Real Estate Revenues(3)(4)	$511,409
Portfolio NOI(3)(4)	$291,947
Portfolio Cash (Adjusted) NOI(3)(4)	$274,279
Portfolio Income(3)(4)	$279,773

	1Q22	% of Total SS
Same-Store Cash (Adjusted) NOI Growth		
Life science	5.2%	48.1%
Medical office	3.6%	38.7%
CCRC(4)(5)	13.7%	13.2%
Total(5)	**5.6%**	**100.0%**

	1Q22
Capitalization	
Common stock outstanding and DownREIT units	546,841
Total Market Equity	$18,773,052
Enterprise Debt	$6,375,303

	1Q22
Debt Ratios	
Financial Leverage	34.0%
Secured Debt Ratio	2.1%
Net Debt to Adjusted EBITDAre	5.1x
Adjusted Fixed Charge Coverage	6.4x

	Total Portfolio		Operating Portfolio	
	Property Count	**Capacity(6)**	**Capacity**	**Occupancy(7)**
Portfolio Statistics				
Life science	149	12,172 Sq. Ft.	10,936 Sq. Ft.	98.5%
Medical office	300	24,211 Sq. Ft.	24,092 Sq. Ft.	90.2%
CCRC	15	7,344 Units	7,344 Units	80.9%
Other(8)	19	3,354 Units	3,354 Units	75.8%
Total	**483**			

(1) Reconciliations, definitions, and important discussions regarding the usefulness and limitations of the non-GAAP financial measures used in this report can be found at http://ir.healthpeak.com/quarterly-results. The contents of this Earnings Release and Supplemental Report are unaudited and totals may not add due to rounding.

(2) Segments, NOI, and other key performance metrics are inclusive of our share in unconsolidated JVs and exclusive of noncontrolling interest share in consolidated JVs. See the Glossary herein and the Discussion and Reconciliation of Non-GAAP Financial Measures found at http://ir.healthpeak.com/quarterly-results for further information.

(3) Excludes discontinued operations.

(4) 1Q22 includes $6.9 million and $0.3 million of government grants under the CARES Act for our CCRC and Other segments, respectively, which is included in Other income (expense), net, and Equity income/(loss) from unconsolidated joint ventures, in our Consolidated Statement of Operations; $6.6 million of which relates to properties in Same-Store in our CCRC Segment for 1Q22.

(5) Excluding government grants received under the CARES Act, Same-Store year-over-year three-month Cash (Adjusted) NOI growth would have been (6.0%) for CCRC and 3.2% for Total Portfolio.

(6) Total Portfolio Capacity includes estimated capacity upon the completion of Development and Redevelopment projects.

(7) Occupancy for Life science and Medical office is calculated as of the end of the period presented and is based on square feet. Occupancy for CCRC and Other is calculated based on the most recent three-month average available and is based on units. Occupancy excludes assets held for sale.

(8) Our Other non-reportable segment includes nineteen assets in our unconsolidated SWF SH JV.

Portfolio Summary[1]

As of and for the quarter ended March 31, 2022, dollars in thousands, excludes discontinued operations

	Property Count	Weighted Average Age[2]	Portfolio Investment	Portfolio Income
Property Portfolio				
Life science	137	14	$ 7,570,499	$ 132,664
Medical office	294	24	6,037,076	106,762
CCRC	15	31	2,253,662	30,557
Other	19	22	458,352	4,296
	465	**20**	**$ 16,319,590**	**$ 274,279**
Developments				
Life science	10	—	$ 593,820	$ —
	10	**—**	**$ 593,820**	**$ —**
Redevelopments[3]				
Life science	2	—	$ 80,950	$ —
Medical office	6	—	22,453	—
	8	**—**	**$ 103,403**	**$ —**
Debt Investments				
Seller financing loans	—	—	$ 383,195	$ 5,043
Other	—	—	24,531	452
	—	**—**	**$ 407,726**	**$ 5,494**
Total				
Life science	149	14	$ 8,245,270	$ 132,664
Medical office	300	24	6,059,529	106,762
CCRC	15	31	2,253,662	30,557
Other	19	22	866,079	9,790
	483	**20**	**$ 17,424,540**	**$ 279,773**

PORTFOLIO INCOME[4]


Life science
47.4%
$279.8M
Medical office
38.2%
CCRC
10.9%
Other 3.5%

(1) Excludes discontinued operations. Detailed financial information about discontinued operations are included in the Discussion and Reconciliation of Non-GAAP Financial Measures, which is available in the Investor Relations section of our website at http://ir.healthpeak.com/.
(2) Age is weighted based on current quarter Portfolio Income excluding assets sold or held for sale.
(3) Includes Construction in Process ("CIP") and buildings or portions of buildings placed in Redevelopment. Portfolio Income for Redevelopments is reflected in the Property Portfolio section above.
(4) Our pro rata share information is prepared by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.

Quarter NOI Summary

For the quarter ended March 31, 2022, dollars in thousands, excludes discontinued operations

PORTFOLIO NOI SUMMARY

	Portfolio NOI			SS Portfolio NOI		
	Portfolio Real Estate Revenues	Portfolio Operating Expenses	Portfolio NOI	SS Portfolio Real Estate Revenues	SS Portfolio Operating Expenses	SS Portfolio NOI
Life science	$ 195,429	$ (48,653)	$ 146,776	$ 158,117	$ (38,666)	$ 119,450
Medical office	169,175	(58,867)	110,308	137,658	(45,666)	91,992
CCRC	128,445	(97,888)	30,557	128,112	(97,398)	30,714
Other	18,360	(14,055)	4,305	—	—	—
	$ 511,409	**$ (219,462)**	**$ 291,947**	**$ 423,887**	**$ (181,730)**	**$ 242,157**

PORTFOLIO CASH (ADJUSTED) NOI SUMMARY

	Portfolio Cash (Adjusted) NOI			SS Portfolio Cash (Adjusted) NOI		
	Portfolio Cash Real Estate Revenues	Portfolio Cash Operating Expenses	Portfolio Cash (Adjusted) NOI	SS Portfolio Cash Real Estate Revenues	SS Portfolio Cash Operating Expenses	SS Portfolio Cash (Adjusted) NOI
Life science	$ 181,157	$ (48,493)	$ 132,664	$ 150,727	$ (38,507)	$ 112,220
Medical office	164,995	(58,234)	106,762	135,201	(45,102)	90,099
CCRC	128,445	(97,888)	30,557	128,112	(97,398)	30,714
Other	18,383	(14,086)	4,296	—	—	—
	$ 492,980	**$ (218,702)**	**$ 274,279**	**$ 414,040**	**$ (181,007)**	**$ 233,033**

THREE-MONTH SS

				Year-Over-Year				Sequential			
				Occupancy		Growth		Occupancy		Growth	
	Property Count	% of Total SS based on SS Cash (Adjusted) NOI	SS % of Segment based on Cash (Adjusted) NOI	1Q22	1Q21	SS NOI	SS Cash (Adjusted) NOI	1Q22	4Q21	SS NOI	SS Cash (Adjusted) NOI
Life science	121	48%	85%	98.6%	98.3%	2.8%	5.2%	98.6%	96.9%	0.9%	1.7%
Medical office	249	39%	84%	91.6%	91.4%	2.8%	3.6%	91.6%	91.6%	2.8%	2.9%
CCRC	15	13%	100%	80.9%	78.7%	13.7%	13.7% (1)	80.9%	79.0%	32.7%	24.4%
Total	**385**	**100%**	**85%** (2)			**4.1%**	**5.6%** (1)			**4.8%**	**4.7%**

(1) Excluding government grants received under the CARES Act, Same-Store year-over-year three-month Cash (Adjusted) NOI growth would have been (6.0%) for CCRC and 3.2% for Total Portfolio.
(2) Total percent of Segment Portfolio Cash (Adjusted) NOI is inclusive of the Other segment that is not included in Same-Store.

Property Count Reconciliations

As of March 31, 2022

PROPERTY COUNT RECONCILIATION

	Life Science	Medical Office	CCRC	Other	Total
Prior Quarter Total Property Count	**150**	**300**	**15**	**19**	**484**
Acquisitions	—	2	—	—	2
Assets sold	(1)	(1)	—	—	(2)
Planned demolition	—	(1)	—	—	(1)
Current Quarter Total Property Count	**149**	**300**	**15**	**19**	**483**
Acquisitions	(5)	(28)	—	—	(33)
Assets in Development	(10)	—	—	—	(10)
Recently completed Developments	(3)	(10)	—	—	(13)
Assets in Redevelopment	(2)	(6)	—	—	(8)
Recently completed Redevelopments	(4)	(2)	—	—	(6)
Assets held for sale	—	(5)	—	—	(5)
Segment exclusions	—	—	—	(19)	(19)
Significant tenant relocation[(1)]	(4)	—	—	—	(4)
Three-Month SS Property Count	**121**	**249**	**15**	**—**	**385**

SEQUENTIAL SS

	Life Science	Medical Office	CCRC	Other	Total
Prior Quarter Three-Month SS Property Count	**115**	**241**	**15**	**—**	**371**
Acquisitions	5	8	—	—	13
Assets in Redevelopment	(2)	—	—	—	(2)
Prior Development/Redevelopment now Stabilized	3	2	—	—	5
Assets held for sale	—	(1)	—	—	(1)
Assets sold	—	(1)	—	—	(1)
Current Quarter Three-Month SS Property Count	**121**	**249**	**15**	**—**	**385**

(1) Life science assets removed from Same-Store due to significant tenant relocations from buildings that were in Same-Store to buildings that are not in Same-Store, where the relocation results in increased revenues to the Company.

Capitalization

Dollars and shares in thousands, except price per share data

TOTAL CAPITALIZATION

	March 31, 2022				
	Shares		Value		Total Value
Common stock (NYSE: PEAK)	539,524	$	34.33	$	18,521,859
Convertible partnership (DownREIT) units	7,317		34.33		251,193
Total Market Equity	**546,841**			**$**	**18,773,052**
Consolidated Debt					6,335,582
Total Market Equity and Consolidated Debt	**546,841**			**$**	**25,108,634**
Share of unconsolidated JV debt					39,721
Total Market Equity and Enterprise Debt	**546,841**			**$**	**25,148,355**

COMMON STOCK AND EQUIVALENTS

		Weighted Average Shares Three Months Ended March 31, 2022			
	Shares Outstanding March 31, 2022	Diluted EPS	Diluted Nareit FFO	Diluted FFO as Adjusted	Diluted AFFO
Common stock	539,524	539,352	539,352	539,352	539,352
Common stock equivalent securities[1]:					
Restricted stock units	1,789	234	234	234	234
Convertible partnership (DownREIT) units	7,317	—	7,317	7,317	5,492
Total common stock and equivalents	**548,630**	**539,586**	**546,903**	**546,903**	**545,078**

(1) The weighted average shares as of March 31, 2022 represent the current dilutive impact, using the treasury stock method, of 1.8 million restricted stock units and 7.3 million DownREIT units. All 9.1 million shares under ATM forward contracts that had not been settled as of March 31, 2022 were anti-dilutive.

Indebtedness

As of March 31, 2022, dollars in thousands

DEBT MATURITIES AND SCHEDULED PRINCIPAL REPAYMENTS (AMORTIZATION)

	Bank LOC & Commercial Paper[1]	Senior Unsecured Notes		Mortgage Debt		Consolidated Debt	Share of Unconsolidated JV Debt		Enterprise Debt	
		Amounts	Rates %	Amounts	Rates %		Amounts[2]	Rates %	Amounts	Rates %
2022	$ —	$ —	—	$ 3,778	3.80	$ 3,778	$ 281	2.96	$ 4,059	3.74
2023	—	—	—	90,089	3.80	90,089	497	2.96	90,586	3.80
2024	—	—	—	7,024	3.81	7,024	38,542	3.14	45,566	3.24
2025	—	800,000	3.93	3,209	3.80	803,209	—	—	803,209	3.93
2026	1,330,813	650,000	3.39	244,523	4.46 [3]	2,225,336	—	—	2,225,336	2.04
2027	—	450,000	1.54	366	5.91	450,366	—	—	450,366	1.54
2028	—	500,000	2.36	—	—	500,000	—	—	500,000	2.36
2029	—	650,000	3.65	—	—	650,000	—	—	650,000	3.65
2030	—	750,000	3.14	—	—	750,000	—	—	750,000	3.14
2031	—	600,000	3.10	—	—	600,000	—	—	600,000	3.10
Thereafter	—	300,000	6.91	—	—	300,000	—	—	300,000	6.91
	$ 1,330,813	**$ 4,700,000**		**$ 348,989**		**$ 6,379,802**	**$ 39,320**		**$ 6,419,122**	
Premiums, (discounts), and debt issuance costs, net	—	(45,944)		1,724		(44,220)	401		(43,819)	
		$ 4,654,056		**$ 350,713**		**$ 6,335,582**	**$ 39,721**		**$ 6,375,303**	
Weighted average interest rate %	0.93	3.39		4.25 [3]		2.92 [3]	3.10		2.92 [3]	
Weighted average maturity in years	3.8	6.9		3.7		6.0	2.3		6.1	

(1) The Company has a $3.0 billion unsecured revolving line of credit facility (the "Revolving Facility") that matures on January 20, 2026 and contains two six-month extension options. It accrues interest at LIBOR plus 77.5 basis points and incurs an annual facility fee of 15 basis points, based on our current unsecured credit rating. Commercial paper borrowings are backstopped by the Revolving Facility. As such, we calculate the weighted average remaining term of our commercial paper borrowings using the maturity date of the Revolving Facility.

(2) Reflects pro rata share of mortgage debt in our unconsolidated JVs.

(3) On April 4, 2022, the Company entered into interest rate swap transactions that fixed $142 million of secured floating rate debt into fixed rate debt. The table above reflects these swap transactions.

Indebtedness

As of March 31, 2022, dollars in thousands

DEBT STRUCTURE[1]

		Balance	% of Total	Weighted Average Rates %	Weighted Average Years to Maturity
Secured	Fixed rate	$ 373,696	6	4.17	3.6
	Floating rate	14,613	—	3.54	2.7
	Combined	**$ 388,309**	**6**	**4.15**	**3.5**
Unsecured	Fixed rate	4,700,000	73	3.39	6.9
	Floating rate[2]	1,330,813	21	0.93	3.8
	Combined	**$ 6,030,813**	**94**	**2.85**	**6.2**
Total	Fixed rate	5,073,696	79	3.45	6.6
	Floating rate[2][3]	1,345,426	21	0.96	3.8
	Combined	**$ 6,419,122**	**100**	**2.92**	**6.1**
	Premiums, (discounts), and debt issuance costs, net	(43,819)			
	Enterprise Debt	**$ 6,375,303**			

FINANCIAL COVENANTS[4]

	Bank Line of Credit Requirement	Bank Line of Credit Actual Compliance
Leverage Ratio	No greater than 60%	35%
Secured Debt Ratio	No greater than 40%	2%
Unsecured Leverage Ratio	No greater than 60%	37%
Fixed Charge Coverage Ratio (12 months)	No less than 1.50x	6.1x
Tangible Net Worth ($ billions)	No less than $7.7B	$10.2B

CREDIT RATINGS (SENIOR UNSECURED DEBT)

Moody's	Baa1 (Stable)
S&P Global	BBB+ (Stable)
Fitch	BBB+ (Stable)

(1) On April 4, 2022, the Company entered into interest rate swap transactions that fixed $142 million of secured floating rate debt into fixed rate debt. The table above reflects these swap transactions.
(2) Includes short term commercial paper borrowings that are backstopped by the Revolving Facility.
(3) The Company expects to receive proceeds of $313 million related to equity forward contracts. Assuming these proceeds are used to pay down commercial paper borrowings, the percentage of floating rate debt would be 17%.
(4) Calculated based on the definitions contained in the credit agreement, which may differ from similar terms used within the Debt Ratios section of this document.

Investment Summary

As of and for the three months ended March 31, 2022, dollars and square feet in thousands

INVESTMENT SUMMARY

	MSA	Date	Capacity	Property Count	Property Type		Three Months Ended March 31, 2022
ACQUISITIONS							
67 Smith Place land parcel	Boston, MA	January	—	—	Life science	$	72,000
Vista Sorrento land parcel	San Diego, CA	January	—	—	Life science		24,000
Webster	Houston, TX	March	95 Sq. Ft.	2	Medical office		43,000
OTHER INVESTMENTS							
Development fundings							84,720
Redevelopment fundings							20,338
Loan fundings							519
Lease commissions - Dev/Redev/Acq							1,686
Total				**2**		**$**	**246,263**

REAL ESTATE HELD FOR SALE

Property Type	Capacity	Property Count		Projected Sales Price
Medical office	285 Sq. Ft.	5	$	34,230

DISPOSITIONS

	Date	Capacity	Property Count	Property Type		Sales Price	Trailing Cash Yield(1)
Myriad IV	January	70 Sq. Ft.	1	Life science	$	14,250	
Frye Regional Medical Center	February	257 Sq. Ft.	1	Medical office		67,625	
Total			**2**		**$**	**81,875**	**12.1%**

(1) Represents the weighted average yield calculated using Cash (Adjusted) NOI for the twelve month period prior to sale for dispositions.

Developments | In Process

As of March 31, 2022, dollars and square feet in thousands

DEVELOPMENT PROJECTS IN PROCESS

Project[1]	MSA	Property Count	CIP[2]	Cost to Complete[2]	Total at Completion	Total Project Capacity (Sq. Ft.)	% of Total Project Leased	Project Start	Initial Occupancy[3]
Life Science									
The Boardwalk[4]	San Diego, CA	1	$ 43,439	$ 8,761	$ 52,200	74	100	4Q19	2Q22
The Shore at Sierra Point - Phase II[5][6]	San Francisco, CA	2	220,155	2,160	222,315	196	100	4Q18	2Q22
101 CambridgePark Drive	Boston, MA	1	89,062	90,788	179,850	161	88	3Q20	4Q22
Nexus on Grand	San Francisco, CA	1	61,706	100,576	162,282	148	100	1Q21	2Q23
Sorrento Gateway	San Diego, CA	1	37,890	78,879	116,769	163	100	2Q21	2Q23
Callan Ridge[6]	San Diego, CA	2	46,080	94,214	140,294	185	100	3Q21	2Q23
Vantage - Phase I[6]	San Francisco, CA	2	95,486	297,272	392,758	343	—	4Q21	3Q23
		10	**$ 593,820**	**$ 672,648**	**$ 1,266,468**	**1,270**	**71**		

Projected stabilized yields typically range from 6.0% - 8.0%

(1) During the quarter, The Shore at Sierra Point - Phase III, totaling 109,000 square feet with Development costs of $92 million, was placed in service, generating non-stabilized Portfolio NOI and Portfolio Cash (Adjusted) NOI of $2.2 and $0.0 million, respectively.
(2) Includes lease commissions incurred to date and projected lease commissions through Stabilization.
(3) Initial Occupancy is generally reflective of revenue recognition commencement, which may not coincide with the start of cash rental payments. Cash rental payments generally occur three to six months following Initial Occupancy.
(4) Total project capacity and Development costs for The Boardwalk are 192,000 square feet and $182 million respectively, including 118,000 square feet / $130 million placed in service in 1Q22, which includes $34 million related to the Redevelopment property's original basis prior to commencing the project. During the quarter, The Boardwalk development generated non-stabilized Portfolio NOI and Portfolio Cash (Adjusted) NOI of $1.0 and $0.5 million, respectively.
(5) Total project capacity and Development costs for The Shore at Sierra Point – Phase II are 298,000 square feet and $337 million, respectively, including 66,000 square feet / $75 million placed in service in 4Q21 and 36,000 square feet / $40 million placed in service in 1Q22. During the quarter, The Shore at Sierra Point – Phase II generated non-stabilized Portfolio NOI and Portfolio Cash (Adjusted) NOI of $1.9 and $0.7 million, respectively.
(6) For multiple building projects, Initial Occupancy is reflective of the first tenant's occupancy date. Initial Occupancy for subsequent buildings can often follow by six to twelve months.

Redevelopments and Land Held for Development

As of March 31, 2022, dollars and square feet in thousands; includes JV projects at share

REDEVELOPMENT PROJECTS IN PROCESS

				Incremental Costs				
Project	**MSA**	**Property Type**	**Property Count**	**CIP[1]**	**Cost to Complete[1]**	**Total**	**Project Start**	**Estimated Completion Date[2]**
West Houston I	Houston, TX	Medical office	1	$ 7,668	$ 4,132	$ 11,800	2Q20	2Q22
600 Broadway	Seattle, WA	Medical office	1	7,946	9,348	17,294	3Q21	4Q22
Swedish II and III	Denver, CO	Medical office	2	3,298	13,627	16,925	3Q21	2Q23
Stone Oak	San Antonio, TX	Medical office	1	2,814	8,680	11,494	4Q21	4Q22
Woodlake	Los Angeles, CA	Medical office	1	727	9,594	10,321	4Q21	2Q23
1150 Veterans	San Francisco, CA	Life science	1	4,245	19,725	23,970	1Q22	4Q22
Sierra Point Towers - Phase I	San Francisco, CA	Life science	1	2,972	28,698	31,670	1Q22	4Q22
			8	**$ 29,670**	**$ 93,804**	**$ 123,474**		

Projected stabilized cash-on-cash return on incremental capital invested typically ranges from 9.0% to 12.0%

LAND HELD FOR DEVELOPMENT

Project	**MSA**	**Property Type**	**Gross Site Acreage**	**Currently Entitled Rentable Sq. Ft./ Units**	**Original Investment**	**Incremental Investment[3]**	**Investment to Date**
Vantage - Remaining Phases	San Francisco, CA	Life science	12	502 Sq. Ft.	$ 129,154	$ 2,950	$ 132,104
West Cambridge Alewife[4]	Boston, MA	Life science	22	N/A	289,122	5,299	294,421
Vista Sorrento[5]	San Diego, CA	Life science	10	N/A	43,850	1,149	44,999
Remaining[6]	Various	Various	29	N/A	109,557	8,178	117,734
			74		**$ 571,683**	**$ 17,576**	**$ 589,258**

Excludes approximately 1 million square feet of adjacent land development opportunities at our life science and medical office campuses, along with significant developable land at our existing CCRC campuses.

(1) Includes lease commissions incurred to date and projected lease commissions through Stabilization.
(2) Excludes the completion of tenant improvements.
(3) Includes capitalized interest, entitlement and pre-construction costs.
(4) Excludes 15 acres and $336 million, which are currently included in our operating portfolio and may be densified in the future.
(5) Includes 5 acres and $24 million acquired during the quarter as part of the remaining Vista Sorrento Assemblage.
(6) Includes 8 acres as part of our Atlantic Health medical office acquisition, 9 acres as part of the Needham Land Parcel JV at our 37.5% share, and 9 acres as part of our Towers at Sierra Point land parcel.

Capital Expenditures[1][2]

For the three months ended March 31, 2022, dollars in thousands, except per unit/square foot, excludes discontinued operations

FIRST QUARTER	Life Science	Medical Office	CCRC	Other	Total
Portfolio at share					
Recurring capital expenditures	$ 1,315	$ 2,703	$ 1,958	$ 703	$ 6,680
Tenant improvements - 2nd generation	4,209	9,144	—	—	13,353
Lease commissions - 2nd generation	311	2,371	—	—	2,682
AFFO capital expenditures[3]	**$ 5,835**	**$ 14,218**	**$ 1,958**	**$ 703**	**$ 22,715**
Revenue enhancing capital expenditures	1,123	3,592	6,906	545	12,167
Casualty related capital expenditures	—	—	—	456	456
Initial Capital Expenditures ("ICE")	—	925	—	—	925
Tenant improvements - 1st generation	22,110	13,226	—	—	35,336
Lease commissions - Dev/Redev/Acq	1,440	246	—	—	1,686
Development	74,584	10,136	—	—	84,720
Redevelopment	8,756	11,581	—	—	20,338
Capitalized interest	7,795	537	—	—	8,333
Total capital expenditures	**$ 121,645**	**$ 54,461**	**$ 8,865**	**$ 1,705**	**$ 186,675**
Recurring capital expenditures per unit/sq. ft.	$0.12 per Sq. Ft.	$0.12 per Sq. Ft.	$267 per Unit	$392 per Unit	

(1) Excludes corporate capitalized expenses such as IT systems, furniture, fixtures and equipment at corporate or satellite offices, etc.
(2) A reconciliation to our Consolidated Statement of Cash Flows can be found in the Discussion and Reconciliation of Non-GAAP Financial Measures document located at http://ir.healthpeak.com/quarterly-results.
(3) Includes AFFO capital expenditures on unconsolidated JVs for the quarter of $0.7 million. Excludes noncontrolling interest share of AFFO capital expenditures on consolidated joint ventures for the quarter of $0.3 million, which are included in the Other AFFO adjustments line item of the Adjusted Funds From Operations reconciliation.

Portfolio Diversification

As of and for the quarter ended March 31, 2022, dollars in thousands, excludes discontinued operations

PORTFOLIO INCOME BY MSA

MSA	Property Count[1]	Life Science	Medical Office	CCRC	Other	Total	% of Total
San Francisco, CA	80 $	77,523 $	875 $	— $	— $	78,398	28
Boston, MA	20	31,119	708	—	—	31,827	11
San Diego, CA	37	20,726	671	—	—	21,397	8
Dallas, TX	37	—	18,652	—	197	18,850	7
Houston, TX	41	—	8,046	1,151	2,418	11,615	4
Tampa, FL	7	—	689	8,848	—	9,537	3
Philadelphia, PA	6	—	4,454	4,511	—	8,964	3
Seattle, WA	7	—	7,039	—	—	7,039	3
Nashville, TN	17	—	6,624	—	—	6,624	2
Denver, CO	20	—	5,351	—	668	6,020	2
Louisville, KY	11	—	5,152	—	—	5,152	2
Remaining	190	3,296	48,500	16,048	1,013	68,857	25
Portfolio Cash (Adjusted) NOI	**473 $**	**132,664 $**	**106,762 $**	**30,557 $**	**4,296 $**	**274,279**	**98**
Interest income	—	—	—	—	5,494	5,494	2
Portfolio Income	**473 $**	**132,664 $**	**106,762 $**	**30,557 $**	**9,790 $**	**279,773**	**100**

(1) Excludes ten properties in Development.

Life Science

As of and for the quarter ended March 31, 2022, dollars and square feet in thousands

INVESTMENTS[1]

MSA	Property Count	Portfolio Investment	Portfolio Cash (Adjusted) NOI	Square Feet	Occupancy %	Annualized Base Rent %
San Francisco, CA	79	$ 3,889,953	$ 77,523	5,444	98.1	59.3
Boston, MA	19	2,306,143	31,119	2,581	99.3	22.6
San Diego, CA	35	1,241,495	20,726	2,505	98.0	15.8
Remaining	6	132,908	3,296	406	100.0	2.4
	139	**$ 7,570,499**	**$ 132,664**	**10,936**	**98.5**	**100.0**

SAME-STORE

	1Q21	2Q21	3Q21	4Q21	1Q22
Property Count	121	121	121	121	121
Portfolio Investment	$ 6,272,968	$ 6,302,095	$ 6,327,900	$ 6,341,052	$ 6,298,333
Square Feet	9,181	9,181	9,181	9,181	9,181
Occupancy %	98.3	97.7	97.6	96.9	98.6
Portfolio Real Estate Revenues	$ 150,351	$ 154,706	$ 156,629	$ 154,798	$ 158,117
Portfolio Operating Expenses	(34,196)	(34,912)	(38,471)	(36,469)	(38,666)
Portfolio NOI	**$ 116,155**	**$ 119,794**	**$ 118,158**	**$ 118,329**	**$ 119,450**
Portfolio Cash Real Estate Revenues	$ 140,894	$ 145,295	$ 148,527	$ 146,802	$ 150,727
Portfolio Cash Operating Expenses	(34,187)	(34,902)	(38,462)	(36,459)	(38,507)
Portfolio Cash (Adjusted) NOI	**$ 106,708**	**$ 110,392**	**$ 110,065**	**$ 110,342**	**$ 112,220**
Portfolio Cash (Adjusted) NOI Margin %	75.7	76.0	74.1	75.2	74.5
Pro Forma Portfolio Cash (Adjusted) NOI Margin %[2]	96.4	97.0	96.3	96.4	96.1
		Year-Over-Year Three-Month SS Growth %			**5.2%**

(1) Excludes ten properties that are in Development.
(2) Approximately 90% of operating expenses reported above are recoverable from tenants and are reported gross in both Portfolio Cash Real Estate Revenues and Portfolio Cash Operating Expenses. Pro Forma Portfolio Cash (Adjusted) NOI Margin % has been adjusted to remove recoverable expenses from both revenue and expenses.

Life Science

As of March 31, 2022, dollars and square feet in thousands

TENANT CONCENTRATION

	Market Cap (in millions)	Weighted Average Remaining Lease Term in Years	Leased Square Feet		Annualized Base Rent[1]	
			Amount	% of Total	Amount	% of Total
Amgen	$ 134,701	1.6	507	5	$ 43,024	8
Janssen Biopharma - subsidiary of Johnson & Johnson (NYSE: JNJ)	466,047	6.3	324	3	20,475	4
Arcus Biosciences	2,243	9.8	246	2	12,609	2
Global Blood Therapeutics	2,245	7.9	164	2	12,219	2
General Atomics	Private	7.5	702	7	10,783	2
Rigel Pharmaceuticals	513	0.8	147	1	10,519	2
Denali Therapeutics	3,952	7.1	148	1	10,474	2
Myriad Genetics	2,017	3.9	288	3	9,827	2
AstraZeneca	205,253	5.0	156	1	9,459	2
Sorrento Therapeutics	783	16.8	211	2	9,387	2
NuVasive	2,946	12.9	252	2	8,965	2
MyoKardia - subsidiary of Bristol-Myers Squibb (NYSE: BMY)	155,204	7.8	130	1	8,757	2
Fog Pharmaceuticals	Private	8.9	122	1	8,505	1
Pacira Biosciences	3,423	8.2	174	2	8,368	1
Adverum Biotechnologies	129	9.8	120	1	7,842	1
Five Prime - subsidiary of Amgen (NASDAQ: AMGN)	134,701	5.8	115	1	7,787	1
Shire - subsidiary of Takeda (TSE: 4502)	43,816	6.6	184	2	7,514	1
ElevateBio	Private	7.9	142	1	7,468	1
Alector	1,169	7.1	105	1	6,944	1
Forrester Research	1,078	4.9	192	2	6,830	1
Remaining		6.2	6,327	59	339,669	60
		6.3	**10,757**	**100**	**$567,425**	**100**

ANNUALIZED BASE RENT[1]



Biotech 68%
Pharma 13%
Medical Device 8%
R&D 5%
Tech Office & Other 4%
University 2%

(1) Annualized Base Rent does not include expense recoveries, additional rent in excess of floors, and non-cash revenue adjustments.

Life Science

As of March 31, 2022, dollars and square feet in thousands

LEASE EXPIRATION DATA

	Total				San Francisco		Boston		San Diego		Remaining	
Year	Leased Square Feet	%	Annualized Base Rent[1]	%	Leased Square Feet	Annualized Base Rent[1]	Leased Square Feet	Annualized Base Rent[1]	Leased Square Feet	Annualized Base Rent[1]	Leased Square Feet	Annualized Base Rent[1]
2022[2]	477	4	$ 27,333	5	459	$ 26,522	11	$ 481	8	$ 329	—	$ —
2023	769	7	49,970	9	570	40,848	—	60	200	9,062	—	—
2024	453	4	30,108	5	421	28,497	—	—	31	1,611	—	—
2025	1,226	11	52,505	9	474	26,187	151	6,296	516	16,864	85	3,157
2026	530	5	22,223	4	304	16,972	24	1,062	202	4,189	—	—
2027	1,532	14	68,946	12	669	42,154	498	14,688	210	8,481	154	3,623
2028	683	6	34,898	6	123	7,524	560	27,374	—	—	—	—
2029	1,026	10	58,528	10	554	33,966	307	17,802	—	—	166	6,760
2030	1,216	11	78,798	14	642	44,425	399	26,006	174	8,368	—	—
2031	1,521	14	81,334	14	763	44,616	404	27,202	354	9,516	—	—
Thereafter	1,325	12	62,781	11	365	24,569	199	7,054	761	31,158	—	—
	10,757	**100**	**$ 567,425**	**100**	**5,343**	**$ 336,282**	**2,552**	**$ 128,025**	**2,456**	**$ 89,578**	**406**	**$ 13,539**

1Q22 LEASING ACTIVITY presented at 100%

	Leased Square Feet	Annualized Base Rent Per Sq. Ft.	% Change in Cash Rents	Tenant Improvements per Sq. Ft.[3]	Leasing Costs per Sq. Ft.[3]	Average Lease Term (Months)	Trailing Twelve Month Retention Rate
Leased Square Feet as of December 31, 2021	**10,257**	**$ 51.45**					
Developments placed in service	348	67.24					
Redevelopments placed in service	75	64.82					
Properties placed into (re)development	(81)	65.43					
Expirations	(124)	71.32					
Renewals	10	71.28	32.4	$ —	$ 2.51	32	82.8%
New leases	272	66.78		9.74	2.49	119	
Leased Square Feet as of March 31, 2022	**10,757**	**$ 52.75**					

(1) Annualized Base Rent does not include expense recoveries, additional rent in excess of floors, and non-cash revenue adjustments.
(2) Includes month-to-month and holdover leases.
(3) Average cost per lease year.

Life Science

As of and for the quarter ended March 31, 2022, dollars and square feet in thousands

LEASE TYPE

	Annualized Base Rent					
	San Francisco	Boston	San Diego	Remaining	Total	% of Total
Triple-Net[1]	$ 313,526	$ 111,242	$ 84,984	$ 13,539	$ 523,291	92.2
Base Year[2]	22,122	16,648	3,556	—	42,326	7.5
Gross[3]	634	135	1,038	—	1,808	0.3
Total	**$ 336,282**	**$ 128,025**	**$ 89,578**	**$ 13,539**	**$ 567,425**	**100.0**

OWNERSHIP TYPE

	Total Square Feet						
	San Francisco	Boston	San Diego	Remaining	Total	% of Total	Weighted Average Remaining Lease Term
Ground Lease	—	20	—	240	260	2.4	30 [4]
Fee Simple	5,444	2,561	2,505	166	10,677	97.6	
Total	**5,444**	**2,581**	**2,505**	**406**	**10,936**	**100.0**	

CONTRACTUAL LEASE ESCALATORS

	Annualized Base Rent	% of Annualized Base Rent	Escalator %
Fixed	$ 560,645	98.8	3.2
CPI	6,780	1.2	8.0 [5]
Total	**$ 567,425**	**100.0**	**3.3**

(1) Includes net lease structures, where the tenant is responsible for 100% of their pro rata share of operating expenses.
(2) A lease structure in which the rental rate includes the tenant's pro rata share of operating expenses. The pro rata share of expenses in the first year of the lease is considered the "base year" and any increase in expenses beyond the "base year" is recoverable from the tenant.
(3) A lease structure in which the tenant's pro rata share of operating expenses is presumed to be included in the rental rate, with no variability for fluctuations in operating expenses.
(4) Includes renewal options.
(5) Includes both pure CPI leases and leases with a CPI floor averaging 2%. The CPI escalator presented above is based on the average year-to-date year-over-year change in CPI, which will vary over time and is based on specific lease terms.

Medical Office

As of and for the quarter ended March 31, 2022, dollars and square feet in thousands

PORTFOLIO BY MARKET[(1)]

					Square Feet						
					On-campus		Off-campus[(2)]		Total		
MSA	**Property Count**	**Portfolio Investment**	**Portfolio Cash (Adjusted) NOI**	**Occupancy %**	**Multi-tenant**	**Single-tenant**	**Multi-tenant**	**Single-tenant**	**Multi-tenant**	**Single-tenant**	**% of Total**
Dallas, TX	35	$ 890,831	$ 18,652	91.1	2,133	1,541	209	54	2,343	1,595	16
Houston, TX	33	497,156	8,046	86.9	1,541	1,421	289	—	1,830	1,421	13
Seattle, WA	7	286,120	7,039	97.6	674	39	—	—	674	39	3
Nashville, TN	17	290,875	6,624	85.0	1,512	10	119	—	1,631	10	7
Denver, CO	16	342,075	5,351	82.1	1,079	—	35	—	1,114	—	5
Louisville, KY	11	238,932	5,152	97.1	668	17	447	—	1,115	17	5
Philadelphia, PA	4	433,318	4,454	78.0	694	—	436	144	1,129	144	5
Phoenix, AZ	13	229,184	3,987	93.1	519	70	281	—	800	70	4
Miami, FL	11	142,843	2,784	88.1	543	—	—	30	543	30	2
Salt Lake City, UT	11	129,168	2,708	89.2	434	—	152	7	586	7	2
Kansas City, MO	6	125,624	2,559	89.4	351	89	—	8	351	97	2
Greenville, SC	14	155,291	2,145	100.0	232	560	—	51	232	611	3
Minneapolis, MN	5	124,553	1,742	92.2	228	—	—	81	228	81	1
Fresno, CA	1	59,689	1,554	100.0	—	56	—	—	—	56	—
Indianapolis, IN	5	119,248	1,514	97.4	213	46	39	—	251	46	1
Washington, DC	4	97,696	1,483	86.3	55	29	182	—	237	29	1
Ogden, UT	8	85,271	1,474	84.1	338	—	—	60	338	60	2
Las Vegas, NV	5	97,742	1,405	88.1	342	—	—	—	342	—	1
Los Angeles, CA	4	81,725	1,369	87.0	161	—	66	—	227	—	1
New York, NY	3	158,914	1,207	100.0	—	—	139	397	139	397	2
Remaining	87	1,450,821	25,512	93.5	2,441	1,477	636	716	3,077	2,193	22
	300	**$ 6,037,076**	**$ 106,762**	**90.2**	**14,158**	**5,355**	**3,032**	**1,548**	**17,190**	**6,902**	**100**

(1) Properties that are held for sale are included in property count, Investment, Cash (Adjusted) NOI, and square feet but are excluded from Occupancy.
(2) Includes medical office buildings that are off-campus, adjacent (within 0.25 miles of a hospital campus) and anchored (the asset is off-campus, but is 1/3 or more leased to a health system or large physician group).

Medical Office | Same-Store

As of and for the quarter ended March 31, 2022, dollars and square feet in thousands

SAME-STORE

	1Q21	2Q21	3Q21	4Q21	1Q22
Property Count	249	249	249	249	249
Portfolio Investment	$ 4,584,898	$ 4,605,154	$ 4,631,434	$ 4,669,535	$ 4,695,361
Square Feet	20,340	20,331	20,341	20,339	20,338
Occupancy %	91.4	91.5	91.4	91.6	91.6
Portfolio Real Estate Revenues	$ 131,660	$ 132,643	$ 135,748	$ 135,160	$ 137,658
Portfolio Operating Expenses	(42,192)	(43,840)	(45,746)	(45,668)	(45,666)
Portfolio NOI	**$ 89,468**	**$ 88,803**	**$ 90,002**	**$ 89,492**	**$ 91,992**
Portfolio Cash Real Estate Revenues	$ 128,583	$ 130,164	$ 133,040	$ 132,673	$ 135,201
Portfolio Cash Operating Expenses	(41,621)	(43,263)	(45,172)	(45,098)	(45,102)
Portfolio Cash (Adjusted) NOI	**$ 86,962**	**$ 86,901**	**$ 87,868**	**$ 87,575**	**$ 90,099**
Portfolio Cash (Adjusted) NOI Margin %	67.6	66.8	66.0	66.0	66.6
Pro Forma Portfolio Cash (Adjusted) NOI Margin %[1]	79.4	78.4	78.5	78.3	79.0
Year-Over-Year Three-Month SS Growth %					**3.6%**

(1) Approximately 45% of operating expenses reported above are recoverable from tenants and are reported gross in both Portfolio Cash Real Estate Revenues and Portfolio Cash Operating Expenses. Pro Forma Portfolio Cash (Adjusted) NOI Margin % has been adjusted to remove recoverable expenses from both revenue and expenses.

Raulerson MOB (Rendering)
Okeechobee, FL



Medical Office

As of and for the quarter ended March 31, 2022, square feet in thousands

SQUARE FEET BY HEALTH SYSTEM

			Square Feet							
Health System	**Property Count**	**Credit Rating**	**On-Campus**	**Adjacent[(1)]**	**Anchored[(1)]**	**Unaffiliated Off-Campus**	**Total**	**% of Total**	**% Directly Leased by Health System**	**Weighted Average Remaining Lease Term**
HCA	118	Baa3	9,539	236	318	—	10,093	41.9	24.6	4.0
Memorial Hermann	16	A1	1,709	—	83	—	1,791	7.4	4.1	3.8
Norton Healthcare	10	—	685	328	—	—	1,013	4.2	2.8	5.1
Community Health Systems	15	B3	908	—	—	—	908	3.8	3.7	7.9
Prisma Health System	14	A3	792	—	51	—	843	3.5	2.1	6.4
Thomas Jefferson Univ Hospital	1	A2	694	—	—	—	694	2.9	1.9	4.6
Providence Health & Services	6	A1	610	—	—	—	610	2.5	1.2	2.3
Steward Health	8	—	599	—	—	—	599	2.5	0.9	2.4
Atlantic Health	3	Aa3	—	—	537	—	537	2.2	2.7	10.5
HonorHealth	9	A2	421	107	—	—	528	2.2	0.8	3.6
UPENN Health System	1	Aa3	—	436	—	—	436	1.8	1.0	7.8
Encompass Health	4	Ba3	310	—	—	—	310	1.3	1.6	2.3
Tenet Healthcare	3	B1	295	—	—	—	295	1.2	0.3	3.2
Orlando Health	2	A2	289	—	—	—	289	1.2	0.3	3.7
Ascension Health	5	Aa2	118	—	94	—	212	0.9	0.9	2.4
CommonSpirit	3	Baa1	171	32	—	—	203	0.8	1.1	4.0
Bon Secours Mercy Health	4	A1	60	—	134	—	194	0.8	0.4	5.0
Baylor Scott & White Health	3	Aa3	140	—	49	—	189	0.8	0.4	1.9
Franciscan Alliance	2	Aa3	180	—	—	—	180	0.7	0.8	1.9
Medical Univ of South Carolina	3	Aa3	172	—	—	—	172	0.7	1.6	9.8
Remaining - credit rated	37		1,167	287	738	—	2,193	9.1		
Remaining - not credit rated	33		655	91	463	596	1,805	7.5		
Total	**300**		**19,513**	**1,518**	**2,466**	**596**	**24,092**	**100.0**	**53.3**	**4.6**
% of Total			**81.0**	**6.3**	**10.2**	**2.5**				
Total Healthcare Affiliated					**97.5%**					

(1) Denotes whether the medical office building is adjacent (within 0.25 miles) to a hospital campus or anchored (the asset is off-campus, but is 1/3 or more leased to a health system or large physician group).

Medical Office

As of and for the quarter ended March 31, 2022, dollars and square feet in thousands

LEASE EXPIRATION DATA[1]

	Total				On-Campus				Off-Campus			
Year	Leased Square Feet	%		Annualized Base Rent[2]	%	Leased Square Feet		Annualized Base Rent[2]	Leased Square Feet		Annualized Base Rent[2]
2022[3]	2,115	9.8	$	58,724	11.3	1,862	$	52,077	253	$	6,648
2023	2,044	9.5		53,812	10.4	1,693		44,998	351		8,813
2024	2,680	12.5		75,298	14.5	2,212		62,220	468		13,078
2025	4,539	21.1		88,048	17.0	4,278		81,025	262		7,023
2026	1,793	8.3		48,355	9.3	1,527		41,363	266		6,992
2027	1,196	5.6		30,006	5.8	870		21,380	326		8,626
2028	2,012	9.4		36,599	7.1	1,798		31,590	213		5,009
2029	913	4.2		22,453	4.3	697		17,600	216		4,853
2030	1,104	5.1		28,771	5.5	752		20,322	352		8,448
2031	1,567	7.3		36,157	7.0	1,189		26,060	378		10,097
Thereafter	1,548	7.2		40,461	7.8	591		18,499	956		21,962
	21,510	**100**	**$**	**518,683**	**100**	**17,468**	**$**	**417,134**	**4,042**	**$**	**101,549**

1Q22 LEASING ACTIVITY presented at 100%

	Leased Square Feet		Annualized Base Rent Per Sq. Ft.	% Change in Cash Rents[4]		Tenant Improvements per Sq. Ft.[5]		Leasing Costs per Sq. Ft.[5]	Average Lease Term (Months)	Trailing Twelve Month Retention Rate
Leased Square Feet as of December 31, 2021	**21,926**	**$**	**26.25**							
Acquisitions	92		23.85							
Dispositions	(257)		33.89							
Planned demolition	(84)		25.55							
Developments placed in service	68		24.96							
Expirations	(808)		25.52							
Renewals, amendments and extensions	668		26.17	3.7	$	2.69	$	0.82	49	81.6%
New leases	134		25.02			3.78		1.23	71	
Terminations	(14)		25.05							
Leased Square Feet as of March 31, 2022	**21,725**	**$**	**26.55**							

MATERIAL NEAR-TERM PURCHASE OPTIONS

Maturity Year	Option Date[6]	Name	Property Count	MSA	Property Type		Annualized Base Rent[2]		Option Price
2026[7]	10/2022	Innovation	1	San Diego, CA	Medical office	$	2,272	$	29,000

(1) Excludes 215,000 square feet and Annualized Base Rent of $5.8 million related to five assets held for sale at March 31, 2022.
(2) Annualized Base Rent does not include expense recoveries, additional rent in excess of floors, and non-cash revenue adjustments.
(3) Includes month-to-month and holdover leases.
(4) For comparative purposes, reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.
(5) Average cost per lease year.
(6) Reflects the earliest point at which the purchase option can be exercised.
(7) Innovation is a multi-tenant asset with base year leases generating $2.3 million in Annualized Base Rent and $1.5 million of annual Cash (Adjusted) NOI after expenses.

Medical Office

As of and for the quarter ended March 31, 2022, square feet in thousands

LEASE TYPE

	Leased Square Feet					
	On-Campus	Adjacent	Anchored	Unaffiliated Off-Campus	Total	% of Total
Triple-Net[1]	11,425	632	1,867	104	14,028	64.6
Base Year[2]	5,160	544	361	426	6,492	29.9
Gross[3]	1,045	41	100	19	1,204	5.5
Total	**17,629**	**1,217**	**2,328**	**550**	**21,724**	**100.0**

OWNERSHIP TYPE

	Total Square Feet						
	On-Campus	Adjacent	Anchored	Unaffiliated Off-Campus	Total	% of Total	Weighted Average Remaining Lease Term
Ground Lease	8,732	32	442	72	9,277	38.5	79 [5]
Fee Simple	10,781	1,486	2,024	525	14,815	61.5	
Total	**19,513**	**1,518**	**2,466**	**596**	**24,092**	**100.0**	

CONTRACTUAL LEASE ESCALATORS

	Square Feet	% of Square Feet	Escalator %
Fixed	20,189	92.9	2.7
CPI	1,535	7.1	6.0 [6]
Total	**21,724**	**100.0**	**3.1**

PROVIDER SPECIALTY

	Healthpeak	National Benchmark[4]
Types of Specialties		
Orthopedics	10%	4%
Obstetrics / Gynecology	9%	5%
General / Specialty Surgery	8%	5%
Ambulatory Surgery Center	7%	N/A
Oncology	6%	3%
Cardiovascular	6%	3%
Imaging / Radiology	5%	3%
Neurology	4%	2%
Gastroenterology	3%	2%
Other	25%	40%
Total Specialties	**83%**	**66%**
Primary Care	**17%**	**34%**
Total	**100%**	**100%**

(1) Includes both triple-net lease structures, in which the tenant is directly responsible for all operating expenses of the property, and net lease structures, where the tenant is responsible for 100% of their pro rata share of operating expenses.
(2) A lease structure in which the rental rate includes the tenant's pro rata share of operating expenses. The pro rata share of expenses in the first year of the lease is considered the "base year" and any increase in expenses beyond the "base year" is recoverable from the tenant.
(3) A lease structure in which the tenant's pro rata share of operating expenses is presumed to be included in the rental rate, with no variability for fluctuations in operating expenses.
(4) U.S. physicians breakdown from AAMC, 2020 Physician Specialty Data Book.
(5) Includes renewal options.
(6) Includes both pure CPI leases and leases with a CPI floor averaging 2% and certain leases containing CPI ceilings. The CPI escalator presented above is based on the average year-to-date year-over-year change in CPI, which will vary over time and is based on specific lease terms.

CCRC

As of and for the quarter ended March 31, 2022, dollars in thousands, except REVPOR

INVESTMENTS

	Property Count	Net Portfolio Investment[(1)]	Portfolio Real Estate Revenues, excluding NREFS	NREF Amortization	Portfolio Cash Opex	Portfolio Adjusted NOI	Units	Occupancy %	REVPOR CCRC[(2)]	NREF Cash Collections
Operator										
Life Care Services	13	$ 1,213,534	$ 92,925	$ 16,228	$ (83,305)	$ 25,848	6,292	81.7	$ 7,082	$ 18,747
Sunrise Senior Living	2	260,728	16,230	2,729	(14,093)	4,866	1,052	76.2	7,884	1,889
Remaining	—	—	333	—	(490)	(157)	N/A	N/A	N/A	—
Total	**15**	**$ 1,474,262**	**$ 109,488**	**$ 18,957**	**$ (97,888)**	**$ 30,557**	**7,344**	**80.9**	**$ 7,190**	**$ 20,637**

TOTAL CCRC PORTFOLIO

	1Q21	2Q21	3Q21	4Q21	1Q22
Property count	17	15	15	15	15
Gross Portfolio Investment	$ 2,251,444	$ 2,203,751	$ 2,219,079	$ 2,243,655	$ 2,253,774
Net Portfolio Investment[(1)]	1,460,604	1,416,858	1,432,162	1,458,768	1,474,262
Units	8,326	7,438	7,437	7,344	7,344
IL, AL, and Memory Care Occupancy %	80.6	80.6	80.7	80.4	80.8
Skilled Nursing Occupancy %	69.5	73.7	73.5	72.0	81.3
Occupancy %	78.7	79.4	79.5	79.0	80.9
REVPOR CCRC[(3)]	$ 6,687	$ 6,626	$ 6,714	$ 6,770	$ 7,190 [(2)]
Portfolio Real Estate Revenues	$ 122,125	$ 119,810	$ 119,037	$ 118,868	$ 128,445
Portfolio Operating Expenses before management fee	(92,201)	(93,264)	(95,225)	(92,193)	(94,657)
Management fee	(3,723)	(3,704)	(3,607)	(3,587)	(3,231)
Portfolio NOI[(3)]	**$ 26,200**	**$ 22,842**	**$ 20,206**	**$ 23,087**	**$ 30,557**
Portfolio Cash Real Estate Revenues	$ 122,133	$ 119,824	$ 119,037	$ 118,868	$ 128,445
Portfolio Cash Operating Expenses before management fee	(92,189)	(92,052)	(94,500)	(90,924)	(94,657)
Management fee	(3,723)	(3,704)	(3,607)	(3,587)	(3,231)
Portfolio Adjusted NOI[(3)]	**$ 26,221**	**$ 24,068**	**$ 20,930**	**$ 24,356**	**$ 30,557**
Portfolio Adjusted NOI Margin %	21.5	20.1	17.6	20.5	23.8

(1) Net Portfolio Investment is Gross Investment as defined in the Glossary less Non-Refundable Entrance Fees ("NREFs") and refundable entrance fees, which appear on our Consolidated Balance Sheet in the Deferred revenue line and Accounts payable, accrued liabilities and other liabilities line, respectively. As of March 31, 2022, the balances of NREFs and refundable entrance fees were $498.2 million and $281.2 million, respectively.
(2) 1Q22 REVPOR excluding NREF amortization would be $6,126.
(3) Includes government grants under the CARES Act for 1Q21, 2Q21, 3Q21, 4Q21 and 1Q22 of $1.5 million, $0.1 million, $0.0 million, $0.0 million, and $6.9 million, respectively.

CCRC | Same-Store

As of and for the quarter ended March 31, 2022, dollars in thousands, except REVPOR

SAME-STORE

	1Q21	2Q21	3Q21	4Q21	1Q22	Sequential Growth	Year-Over-Year Growth
Property count	15	15	15	15	15	—	—
Net Portfolio Investment[1]	$ 1,401,030	$ 1,416,858	$ 1,432,162	$ 1,458,656	$ 1,474,262	1.1%	5.2%
Units	7,435	7,438	7,437	7,344	7,344	—%	(1.2%)
IL, AL, and Memory Care Occupancy %	80.6	80.6	80.7	80.4	80.8	40 bps	20 bps
Skilled Nursing Occupancy %	69.5	73.7	73.5	72.0	81.3	930 bps	1180 bps
Occupancy %	78.7	79.4	79.5	79.0	80.9	190 bps	220 bps
REVPOR CCRC[2]	$ 6,687	$ 6,626	$ 6,714	$ 6,770	$ 7,190	6.2%	7.5%
Portfolio Real Estate Revenues	$ 117,437	$ 117,395	$ 119,037	$ 118,868	$ 128,112	7.8%	9.1%
Portfolio Operating Expenses	(90,429)	(94,366)	(98,405)	(95,719)	(97,398)	1.8%	7.7%
Portfolio NOI[2]	**$ 27,008**	**$ 23,029**	**$ 20,632**	**$ 23,148**	**$ 30,714**	**32.7%**	**13.7%**
Portfolio Cash Real Estate Revenues	$ 117,437	$ 117,395	$ 119,037	$ 118,868	$ 128,112	7.8%	9.1%
Portfolio Cash Operating Expenses	(90,429)	(93,157)	(97,681)	(94,177)	(97,398)	3.4%	7.7%
Portfolio Adjusted NOI[2]	**$ 27,008**	**$ 24,238**	**$ 21,356**	**$ 24,691**	**$ 30,714**	**24.4%**	**13.7%**
Portfolio Adjusted NOI Margin %	23.0	20.6	17.9	20.8	24.0	320 bps	100 bps

PRO FORMA SAME-STORE (EXCLUDING CARES)

	1Q21	2Q21	3Q21	4Q21	1Q22	Sequential Growth	Year-Over-Year Growth
REVPOR CCRC	$ 6,612	$ 6,621	$ 6,713	$ 6,770	$ 6,822	0.8%	3.2% [3]
Portfolio Real Estate Revenues	$ 116,128	$ 117,308	$ 119,022	$ 118,868	$ 121,560	2.3%	4.7%
Portfolio Operating Expenses	(90,429)	(94,366)	(98,405)	(95,719)	(97,398)	1.8%	7.7%
Portfolio NOI	**$ 25,699**	**$ 22,942**	**$ 20,617**	**$ 23,148**	**$ 24,162**	**4.4%**	**(6.0%)**
Portfolio Cash Real Estate Revenues	$ 116,128	$ 117,308	$ 119,022	$ 118,868	$ 121,560	2.3%	4.7%
Portfolio Cash Operating Expenses	(90,429)	(93,157)	(97,681)	(94,177)	(97,398)	3.4%	7.7%
Portfolio Adjusted NOI	**$ 25,699**	**$ 24,151**	**$ 21,341**	**$ 24,691**	**$ 24,162**	**(2.1%)**	**(6.0%)**
Portfolio Adjusted NOI Margin %	22.1	20.6	17.9	20.8	19.9	-90 bps	-220 bps

(1) Net Portfolio Investment is Gross Investment less NREFs and refundable entrance fees of $498.2 million and $281.2 million, respectively.
(2) Includes government grants under the CARES Act for 1Q21, 2Q21, 3Q21, 4Q21 and 1Q22 of $1.3 million, $0.1 million, $0.0 million, $0.0 million, and $6.6 million, respectively.
(3) Excluding government grants received under the CARES Act and NREF amortization Same-Store year-over-year REVPOR CCRC growth would have been 4.8%.

Other

As of and for the quarter ended March 31, 2022, dollars in thousands

SOVEREIGN WEALTH FUND SENIOR HOUSING JV AT SHARE

	1Q21	2Q21	3Q21	4Q21	1Q22
Property count	19	19	19	19	19
Investment	$ 421,567	$ 437,201	$ 455,743	$ 457,870	$ 458,352
Units	3,317	3,354	3,354	3,354	3,354
Occupancy %	72.7	72.4	74.3	74.8	75.8
REVPOR Other	$ 4,117	$ 4,186	$ 4,000	$ 4,118	$ 4,278
Portfolio Real Estate Revenues	$ 16,980	$ 17,323	$ 17,109	$ 17,971	$ 18,360
Portfolio Operating Expenses before management fee	(11,794)	(11,650)	(12,617)	(12,547)	(13,193)
Management fee	(801)	(801)	(821)	(823)	(862)
Portfolio NOI[1]	**$ 4,385**	**$ 4,872**	**$ 3,672**	**$ 4,602**	**$ 4,305**
Portfolio Cash Real Estate Revenues	$ 17,068	$ 17,330	$ 17,121	$ 17,967	$ 18,383
Portfolio Cash Operating Expenses before management fee	(11,770)	(11,683)	(12,729)	(12,574)	(13,224)
Management fee	(801)	(801)	(821)	(823)	(862)
Portfolio Cash (Adjusted) NOI[1]	**$ 4,497**	**$ 4,845**	**$ 3,571**	**$ 4,570**	**$ 4,296**
Portfolio Cash (Adjusted) NOI Margin %	26.3	28.0	20.9	25.4	23.4

PRO FORMA (EXCLUDING CARES)

	1Q21	2Q21	3Q21	4Q21	1Q22
REVPOR Other	$ 4,068	$ 4,038	$ 4,000	$ 3,963	$ 4,210
Portfolio Real Estate Revenues	$ 16,753	$ 16,740	$ 17,109	$ 17,232	$ 18,045
Portfolio Operating Expenses before management fee	(11,794)	(11,650)	(12,617)	(12,547)	(13,193)
Management fee	(801)	(801)	(821)	(823)	(862)
Portfolio NOI	**$ 4,158**	**$ 4,289**	**$ 3,672**	**$ 3,863**	**$ 3,990**
Portfolio Cash Real Estate Revenues	$ 16,841	$ 16,747	$ 17,121	$ 17,228	$ 18,067
Portfolio Cash Operating Expenses before management fee	(11,770)	(11,683)	(12,729)	(12,574)	(13,224)
Management fee	(801)	(801)	(821)	(823)	(862)
Portfolio Cash (Adjusted) NOI	**$ 4,271**	**$ 4,262**	**$ 3,571**	**$ 3,831**	**$ 3,981**
Portfolio Cash (Adjusted) NOI Margin %	25.4	25.5	20.9	22.2	22.0

DEBT INVESTMENTS

			Weighted Average	
	Investment[2]	Interest Income	Yield	Maturity in Years[3]
Seller financing loans	$ 383,195	$ 5,043	5.3%	1.0
Other	24,531	452	7.5%	0.8
Total Debt Investments	**$ 407,726**	**$ 5,494**	**5.4%**	**1.0**

(1) Includes government grants under the CARES Act for 1Q21, 2Q21, 3Q21, 4Q21 and 1Q22 of $0.2 million, $0.6 million, $0.0 million, $0.7 million, and $0.3 million, respectively.
(2) Excludes $1.9 million of estimated reserves for loan losses under the current expected credit losses accounting standard in accordance with ASC 326, and resident loans on CCRC entrance fee contracts of $25.1 million.
(3) Weighted average maturity in years is based on initial maturity and excludes extension options.

2022 Guidance & Additional Items[1]

Projected full year 2022, dollars in millions, except per share amounts

2022 Guidance		Full Year 2022 Guidance (May 3, 2022)
Diluted earnings per common share		$0.58 – $0.64
Diluted Nareit FFO per common share		$1.70 – $1.76
Diluted FFO as adjusted per common share		$1.68 – $1.74
Total Portfolio year-over-year Same-Store Cash NOI		3.25% – 4.75%
Total Portfolio Year-Over-Year Same-Store Cash NOI Components		
	% of NOI	
Life Science	49%	4.00% – 5.00%
Medical Office	39%	1.75% – 2.75%
CCRC[2]	12%	8.00% – 12.00%
Total Portfolio[2]	100%	3.25% – 4.75%

Other Supplemental Information - AFFO Addition (Reduction)	Additional 2022 Guidance Assumptions
Amortization of stock-based compensation	$19 – $21
Amortization of deferred financing costs	$9 – $13
Straight-line rents	($48) – ($54)
AFFO capital expenditures	($95) – ($110)
Deferred income taxes	$0 – ($4)
Other AFFO adjustments	($25) – ($35)
Capital Expenditures (excluding AFFO Capital Expenditures)[3]	
1st generation TIs / revenue enhancing / ICE	$150 – $200
Development[4]	$525 – $625
Redevelopment[4]	$150 – $200
CCRC Non-Refundable Entrance Fees	
Non-refundable entrance fee amortization	$77 – $83
Cash non-refundable entrance fees	$87 – $97
Other Items	
Interest income	$18 – $23
General and administrative	$93 – $98
Interest expense	$145 – $165
Unconsolidated SWF SH JV Cash NOI[5]	$15 – $20

(1) Range of outcomes presented below incorporate various items shown on this page. Other items that may impact the range of outcomes include, but are not limited to: timing of acquisitions / dispositions / loan repayments and potential changes to interest rates.
(2) Includes $6.6 million of CARES Act grants received in January 2022 related to CCRCs. 2021 included $1.4 million of CARES Act grants related to the CCRC same-store pool. Excluding CARES Act grants, our 2022 Same-Store Cash NOI guidance for CCRC and Total Portfolio would be 3.00% – 7.00% and 2.75% – 4.25%, respectively.
(3) Includes our share of Unconsolidated JVs.
(4) Excludes ~$40 million of capitalized interest related to our share of development and redevelopment spend.
(5) Excluded from the 2022 same-store pool.

Glossary

Adjusted Fixed Charge Coverage*

Adjusted EBITDAre divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDAre and Fixed Charges.

Adjusted Funds From Operations ("AFFO")*

See the "Adjusted Funds From Operations" definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding AFFO.

Annualized Base Rent

The most recent month's (or subsequent month's if acquired in the most recent month) base rent including additional rent floors, cash income from DFLs, and/or interest income annualized for 12 months. Annualized Base Rent includes the Company's share of unconsolidated JVs calculated on the same basis and excludes properties in our CCRC segment, properties sold or held for sale during the quarter, and noncontrolling interests' share of consolidated JVs calculated on the same basis. Further, Annualized Base Rent does not include expense recoveries, additional rents in excess of floors, and non-cash revenue adjustments (i.e., straight-line rents, amortization of market lease intangibles, DFL non-cash interest and deferred revenues). We use Annualized Base Rent for the purpose of determining Lease Expirations and Debt Investment Maturities.

Completion Date - Development/Redevelopment

For Developments, management's estimate of the period the core and shell structure improvements are expected to be or have been completed. For Redevelopments, management's estimate of the period in which major construction activity in relation to the scope of the project has been or will be substantially completed and excludes the completion of tenant improvements.

Consolidated Debt

The carrying amount of bank line of credit, commercial paper, term loans, senior unsecured notes, and mortgage debt, as reported in our consolidated financial statements.

Consolidated Gross Assets*

The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Consolidated Secured Debt

Mortgage and other debt secured by real estate, as reported in our consolidated financial statements.

Continuing Care Retirement Community ("CCRC")

A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing).

Debt Investments

Loans secured by a direct interest in real estate and mezzanine loans.

Development

Includes ground-up construction. Newly completed developments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service.

Direct Financing Lease ("DFL")

Lease for which future minimum lease payments are recorded as a receivable and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

EBITDAre and Adjusted EBITDAre*

EBITDAre, or EBITDA for Real Estate, is a supplemental performance measure defined by the National Association of Real Estate Investment Trusts ("Nareit") and intended for real estate companies. It represents earnings before interest expense, income taxes, depreciation and amortization, gains or losses from sales of depreciable property (including gains or losses on change in control), and impairment charges (recoveries) related to depreciable property. Adjusted EBITDAre is defined as EBITDAre excluding other impairments (recoveries) and other losses (gains), transaction-related items, prepayment costs (benefits) associated with early retirement or payment of debt, restructuring and severance related charges, litigation costs (recoveries), casualty-related charges (recoveries), stock compensation expense, and foreign currency remeasurement losses (gains), adjusted to reflect the impact of transactions that closed during the quarter as if the transactions were completed at the beginning of the quarter. EBITDAre and Adjusted EBITDAre include our pro rata share of our unconsolidated JVs presented on the same basis.

Enterprise Debt*

Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

Enterprise Gross Assets*

Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Enterprise Secured Debt*

Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

Entrance Fees

Certain of our CCRC communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI, Adjusted NOI, Nareit FFO, FFO as Adjusted, and AFFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. The refundable portion of a resident's entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities.

Glossary

Financial Leverage*

Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Fixed Charges*

Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) of our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.

Funds From Operations ("Nareit FFO") and FFO as Adjusted*

See the "Funds From Operations" definition included in the accompanying Discussion and Reconciliations of Non-GAAP Financial Measures for information regarding Nareit FFO and FFO as Adjusted.

Healthcare Affiliated

Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 1/3 or more to a health system or physician group.

Initial Capital Expenditures ("ICE")

Expenditures required to bring a newly acquired property up to standard. The expenditures are typically identified during underwriting and incurred within the first year of ownership.

Investment and Portfolio Investment*

Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization and (ii) the carrying amount of DFLs and Debt Investments. Portfolio Investment also includes our pro rata share of the real estate assets and intangibles held in our unconsolidated JVs, presented on the same basis as Investment, and excludes noncontrolling interests' pro rata share of the real estate assets and intangibles held in our consolidated JVs, presented on the same basis. Investment and Portfolio Investment exclude land held for development.

Metropolitan Statistical Areas ("MSA")

Metropolitan Statistical Areas are geographic entities delineated by the Office of Management and Budget for use by Federal Statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population, consists of one or more counties and includes the counties containing the core urban area, as well as any adjacent counties that have a high degree of social and economic integration (as measured by commuting to work) with the urban core.

Net Debt*

Enterprise Debt less the carrying amount of cash and cash equivalents, restricted cash, and expected net proceeds from the future settlement of shares issued through our equity forward contracts, as reported in our consolidated financial statements and our pro rata share of cash and cash equivalents and restricted cash from our unconsolidated JVs. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Net Debt to Adjusted EBITDAre*

Net Debt divided by Adjusted EBITDAre is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.

Net Operating Income ("NOI") and Cash (Adjusted) NOI*

NOI is defined as real estate revenues (inclusive of rental and related revenues, resident fees and services, income from direct financing leases, and government grant income and exclusive of interest income), less property level operating expenses; NOI excludes all other financial statement amounts included in net income (loss). Cash (Adjusted) NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee income and expense. NOI and Cash (Adjusted) NOI include the Company's pro rata share of NOI and Cash (Adjusted) NOI from its unconsolidated JVs and exclude noncontrolling interests' pro rata share of NOI and Cash (Adjusted) NOI from consolidated joint ventures.

Occupancy

For life science facilities and medical office buildings, Occupancy represents the percentage of total rentable square feet leased where leases have commenced, including month-to-month leases, as of the end of the period reported. For senior housing facilities, Occupancy represents the facilities' average operating Occupancy for the most recent calendar quarter (year-to-date for year-to-date SS) available based on units. The percentages shown are weighted to reflect our share and exclude newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, vacant facilities, facilities held for sale, facilities for which agreement has been reached to change reporting structure, and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants/borrowers without independent verification by us.

Portfolio Adjusted NOI*

Portfolio Adjusted NOI is Portfolio Cash Real Estate Revenues less Portfolio Cash Operating Expenses.

Portfolio Cash Operating Expenses*

Consolidated cash operating expenses plus the Company's pro rata share of cash operating expenses from its unconsolidated JVs less noncontrolling interests' pro rata share of cash operating expenses from consolidated JVs. Portfolio Cash Operating Expenses represent property level operating expenses (which exclude transition costs) after eliminating the effects of straight-line rents, lease termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee expense.

Portfolio Income*

Cash (Adjusted) NOI plus interest income plus our pro rata share of Cash (Adjusted) NOI from our unconsolidated JVs less noncontrolling interests' pro rata share of Cash (Adjusted) NOI from consolidated JVs.

Portfolio Real Estate Revenues* and Portfolio Cash Real Estate Revenues*

Portfolio Real Estate Revenues include rental related revenues, resident fees and services, income from DFLs, and government grant income which is included in Other income (expense), net in our Consolidated Statement of Operations. Portfolio Real Estate Revenues include the Company's pro rata share from unconsolidated JVs presented on the same basis and exclude noncontrolling interests' pro rata share from consolidated JVs presented on the same basis. Portfolio Cash Real Estate Revenues include Portfolio Real Estate Revenues after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, lease termination fees, and the impact of deferred community fee income.

Glossary

Redevelopment

Properties that incur major capital expenditures to significantly improve, change the use, or reposition the property pursuant to a formal redevelopment plan. Newly completed redevelopments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service.

Retention Rate

The ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of the lease and leases in assets designated as Held for Sale.

REVPOR CCRC*

The 3-month average Cash Real Estate Revenues per occupied unit excluding Cash NREFs for the most recent period available. REVPOR CCRC excludes newly completed assets under lease-up, assets sold, acquired or converted to a new operating structure during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the CCRC portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share.

REVPOR Other*

The 3-month average Cash Real Estate Revenues per occupied unit for the most recent period available. REVPOR Other excludes newly completed assets under lease-up, assets sold, acquired or converted to a new operating structure during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the Other portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share.

RIDEA

A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility.

Same-Store ("SS")*

Same-Store NOI and Cash (Adjusted) NOI information allows us to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our consolidated portfolio of properties. Same-Store Adjusted NOI excludes amortization of deferred revenue from tenant-funded improvements and certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. Properties are included in Same-Store once they are stabilized for the full period in both comparison periods. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space and rental payments have commenced) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure are considered stabilized after 12 months in operations under a consistent reporting structure. A property is removed from Same-Store when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations, a change in reporting structure or operator transition has been agreed to, or a significant tenant relocates from a Same-Store property to a non Same-Store property and that change results in a corresponding increase in revenue. We do not report Same-Store metrics for our other non-reportable segments.

Secured Debt Ratio*

Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Share of Consolidated Joint Ventures ("JVs")

Noncontrolling interests' pro rata share information is prepared by applying noncontrolling interests' actual ownership percentage for the period and is intended to reflect noncontrolling interests' proportionate economic interest in the financial position and operating results of properties in our portfolio.

Share of Unconsolidated Joint Ventures

Our pro rata share information is prepared by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio.

Stabilized / Stabilization

Newly acquired operating assets are generally considered Stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space and rental payments have commenced) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered Stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure are considered stabilized after 12 months in operations under a consistent reporting structure.

Total Market Equity

The total number of outstanding shares of our common stock multiplied by the closing price per share of our common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of our common stock on the New York Stock Exchange as of period end (adjusted for stock splits).

Units/Square Feet/Capacity

Senior housing facilities are measured in available units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet, excluding square footage for development or square footage removed from service for redevelopment properties prior to completion. Capacities are presented at 100% ownership share.

* Non-GAAP Supplemental Measures
Reconciliations, definitions, and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this report can be found at http://ir.healthpeak.com/quarterly-results.

Adjusted EBITDAre and Adjusted Fixed Charge Coverage

Dollars in thousands

NET INCOME TO ADJUSTED EBITDAre

	Three Months Ended March 31, 2022
Net income (loss)	**$ 75,343**
Interest expense	37,586
Income tax expense (benefit)[1]	437
Depreciation and amortization	177,733
Other depreciation and amortization	1,291
Loss (gain) on sales of real estate[1]	(3,785)
Share of unconsolidated JV:	
Interest expense	(779)
Income tax expense (benefit)	47
Depreciation and amortization	5,135
Loss (gain) on sale of real estate from unconsolidated JVs	(279)
EBITDAre	**$ 292,729**
Transaction-related items, excluding taxes	296
Other impairments (recoveries) and losses (gains)[2]	(8,909)
Amortization of stock-based compensation	4,721
Impact of transactions closed during the quarter[3]	(850)
Adjusted EBITDAre	**$ 287,987**
ADJUSTED FIXED CHARGE COVERAGE	
Interest expense, including unconsolidated JV interest expense at share	36,807
Capitalized interest	8,333
Fixed Charges	**$ 45,140**
Adjusted Fixed Charge Coverage	**6.4x**

(1) This amount can be reconciled by combining the balances from the corresponding line of the Consolidated Statements of Operations of this Earnings Release and Supplemental Report and the detailed financial information in the Discontinued Operations Reconciliation section included in the corresponding Discussion and Reconciliation of Non-GAAP Financial Measures, which is available in the Investor Relations section of our website at http://ir.healthpeak.com/.

(2) Adjustment includes the following, which are included in other income (expense), net in the Consolidated Statements of Operations: (i) a $23 million gain on sale of a hospital that was in a direct financing lease and (ii) $14 million of expenses incurred for tenant relocation and other costs associated with a planned MOB demolition. The remaining activity for the three months ended March 31, 2022 includes reserves for loan losses recognized in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations.

(3) Adjustment reflects the impact of transactions that closed during the quarter as if the transactions were completed at the beginning of the quarter.

Debt Ratios

As of and for the quarter ended March 31, 2022, dollars in thousands

ENTERPRISE DEBT AND NET DEBT

		March 31, 2022
Bank line of credit and commercial paper	$	1,330,813
Senior unsecured notes		4,654,056
Mortgage debt		350,713
Consolidated Debt	**$**	**6,335,582**
Share of unconsolidated JV mortgage debt		39,721
Enterprise Debt	**$**	**6,375,303**
Cash and cash equivalents[1]		(97,055)
Share of unconsolidated JV cash and cash equivalents		(15,116)
Restricted cash		(52,103)
Share of unconsolidated JV restricted cash		(500)
Expected net proceeds from forward contracts		(312,706)
Net Debt	**$**	**5,897,823**

FINANCIAL LEVERAGE

		March 31, 2022
Enterprise Debt	$	6,375,303
Enterprise Gross Assets		18,763,958
Financial Leverage		34.0%

SECURED DEBT RATIO

		March 31, 2022
Mortgage debt	$	350,713
Share of unconsolidated JV mortgage debt		39,721
Enterprise Secured Debt	**$**	**390,434**
Enterprise Gross Assets		18,763,958
Secured Debt Ratio		2.1%

NET DEBT TO ADJUSTED EBITDAre

		Three Months Ended March 31, 2022
Net Debt	$	5,897,823
Annualized Adjusted EBITDAre[2]		1,151,948
Net Debt to Adjusted EBITDAre[3]		5.1x

(1) Includes cash and cash equivalents of $8 million on assets classified as discontinued operations.

(2) Represents the current quarter Adjusted EBITDAre multiplied by a factor of four.

(3) During the quarter, the Company began including restricted cash and expected net proceeds from the future settlement of shares issued through forward equity contracts in its calculation of Net Debt. The Company also began adjusting its calculation of Adjusted EBITDAre to reflect the impact of transactions that closed during the quarter as though they were completed at the beginning of the quarter. Net Debt to Adjusted EBITDAre excluding these changes would be 5.4x.

COMPANY

Information

BOARD OF DIRECTORS

BRIAN G. CARTWRIGHT
Chairman of the Board, Healthpeak Properties, Inc.
Former General Counsel,
U.S. Securities and Exchange Commission

KATHERINE M. SANDSTROM
Vice Chair of the Board, Healthpeak Properties, Inc.
Former Senior Managing Director,
Heitman LLC

THOMAS M. HERZOG
Chief Executive Officer, Healthpeak Properties, Inc.

CHRISTINE N. GARVEY
Former Global Head of Corporate
Real Estate Services, Deutsche Bank AG

R. KENT GRIFFIN, JR.
Managing Director, PHICAS Investors
Former President, BioMed Realty Trust, Inc.

DAVID B. HENRY
Former Vice Chairman and Chief Executive Officer,
Kimco Realty Corporation

LYDIA H. KENNARD
President and Chief Executive Officer,
KDG Construction Consulting

SARA GROOTWASSINK LEWIS
Founder and Chief Executive Officer,
Lewis Corporate Advisors, LLC

EXECUTIVE MANAGEMENT

THOMAS M. HERZOG
Chief Executive Officer

SCOTT M. BRINKER
President
Chief Investment Officer

THOMAS M. KLARITCH
Chief Operating Officer

TROY E. MCHENRY
Chief Legal Officer
General Counsel

PETER A. SCOTT
Chief Financial Officer

SHAWN G. JOHNSTON
Executive Vice President
Chief Accounting Officer

LISA A. ALONSO
Executive Vice President
Chief Human Resources Officer

SCOTT R. BOHN
Executive Vice President
Co-Head of Life Science

JEFFREY H. MILLER
Executive Vice President
Development

Forward-Looking Statements & Risk Factors

Statements contained in this supplemental report that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "target," "forecast," "plan," "potential," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, transitions, developments, redevelopments, densifications, joint venture transactions, leasing activity and commitments, capital recycling plans, financing activities, or other transactions; and (ii) the information presented in the section titled "2022 Guidance and Additional Items." Pending acquisitions, dispositions, and leasing activity, including those subject to binding agreements, remain subject to closing conditions and may not be completed within the anticipated timeframes or at all. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this supplemental report, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: the Covid pandemic and health and safety measures intended to reduce its spread, the availability, effectiveness and public usage and acceptance of vaccines, and how quickly and to what extent normal economic and operating conditions can resume within the markets in which we operate; the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and manage their expenses in order to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations; increased competition, operating costs and market changes affecting our tenants, operators and borrowers; the financial condition of our tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings; our concentration of real estate investments in the healthcare property sector, which makes us more vulnerable to a downturn in a specific sector than if we invested in multiple industries and exposes us to the risks inherent in illiquid investments; our ability to identify and secure replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith; our property development, redevelopment and tenant improvement activity risks, including project abandonments, project delays and lower profits than expected; changes within the life science industry; high levels of regulation, funding requirements, expense and uncertainty faced by our life science tenants; the ability of the hospitals on whose campuses our MOBs are located and their affiliated healthcare systems to remain competitive or financially viable; our ability to maintain or expand our hospital and health system client relationships; operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures; economic and other conditions that negatively affect geographic areas from which we recognize a greater percentage of our revenue; uninsured or underinsured losses, which could result in significant losses and/or performance declines by us or our tenants and operators; our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners' financial condition and continued cooperation; our use of fixed rent escalators, contingent rent provisions and/or rent escalators based on the Consumer Price Index; competition for suitable healthcare properties to grow our investment portfolio; our ability to foreclose on collateral securing our real estate-related loans; our ability to make material acquisitions and successfully integrate them; the potential impact on us and our tenants, operators and borrowers from litigation matters, including rising liability and insurance costs; an increase in our borrowing costs, including due to higher interest rates; the availability of external capital on acceptable terms or at all, including due to rising interest rates, changes in our credit ratings and the value of our common stock, volatility or uncertainty in the capital markets, and other factors; cash available for distribution to stockholders and our ability to make dividend distributions at expected levels; our ability to manage our indebtedness level and covenants in and changes to the terms of such indebtedness; changes in global, national and local economic and other conditions; laws or regulations prohibiting eviction of our tenants; the failure of our tenants, operators and borrowers to comply with federal, state and local laws and regulations, including resident health and safety requirements, as well as licensure, certification and inspection requirements; required regulatory approvals to transfer our senior housing properties; compliance with the Americans with Disabilities Act and fire, safety and other regulations; the requirements of,

Continued



The Boardwalk
San Diego, CA

Forward-Looking Statements & Risk Factors (concluded)

or changes to, governmental reimbursement programs such as Medicare or Medicaid; legislation to address federal government operations and administration decisions affecting the Centers for Medicare and Medicaid Services; our participation in the CARES Act Provider Relief Fund and other Covid-related stimulus and relief programs; provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders; environmental compliance costs and liabilities associated with our real estate investments; our ability to maintain our qualification as a real estate investment trust ("REIT"); changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions; calculating non-REIT tax earnings and profits distributions; ownership limits in our charter that restrict ownership in our stock; the loss or limited availability of our key personnel; our reliance on information technology systems and the potential impact of system failures, disruptions or breaches; and other risks and uncertainties described from time to time in our Securities and Exchange Commission (SEC) filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.

The information in this supplemental report should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other information filed with the SEC. The Reporting Definitions (and Reconciliations of Non-GAAP Financial Measures) are an integral part of the information presented herein. You can access these documents on our website, www.healthpeak.com, free of charge, as well as amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on our website is not incorporated by reference into, and should not be considered a part of, this supplemental report.

In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov.

This supplemental report also includes market and industry data that the Company has obtained from market research, publicly available information and industry publications. The accuracy and completeness of such information are not guaranteed. The market and industry data is often based on industry surveys and preparers' experience in the industry. Similarly, although the Company believes that the surveys and market research that others have performed are reliable, such surveys and market research are subject to assumptions, estimates and other uncertainties and the Company has not independently verified this information.

For more information, contact Andrew Johns, Senior Vice President - Investor Relations, at (720) 428-5050.


Regency Oaks CCRC
Tampa, FL

Corporate HQ, Denver, CO

5050 South Syracuse Street, Suite 800
Denver, CO 80237
(720) 428 - 5050

Irvine, CA

1920 Main Street, Suite 1200
Irvine, CA 92614

Nashville, TN

3000 Meridian Boulevard, Suite 200
Franklin, TN 37067

South San Francisco, CA

2000 Sierra Point Parkway, Suite 100
Brisbane, CA 94005

San Diego, CA

420 Stevens Avenue, Suite 170
Solana Beach, CA 92075

Boston, MA

35 Cambridgepark Drive, Suite 150
Cambridge, MA 02140

Healthpeak® PROPERTIES

healthpeak.com